UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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M&T BANK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One M&T Plaza

Buffalo, New York 14203

Notice of 2015 Annual Meeting of Shareholders

and

Proxy Statement

One M&T Plaza

Buffalo, New York 14203

March 5, 2015

Dear Shareholder,

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 21, 2015, at 11:00 a.m., EDT.

Shareholders will be asked to:

1.	elect 13 directors;

2.	approve the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan;

3.	approve the compensation of M&T Bank Corporation’s Named Executive Officers;

4.	ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2015; and

5.	transact such other business as may properly come before the meeting and any adjournment thereof.

Information about these matters can be found in the attached proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please indicate your vote by promptly executing and returning the enclosed proxy card, or by voting by telephone or over the Internet. Shareholders of record as of the close of business on February 27, 2015, the record date, are entitled to vote at the Annual Meeting.

We urge you to vote for the election of the 13 nominees, to approve the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, to approve the compensation of M&T Bank Corporation’s Named Executive Officers, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2015.

Sincerely,

/s/ Robert G. Wilmers

ROBERT G. WILMERS

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2015

The Proxy Statement and 2014 Annual Report of M&T Bank Corporation are available at

http://ir.mandtbank.com/proxy.cfm.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the 2015 Annual Meeting of Shareholders. If your M&T shares of common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a “shareholder of record” and your proxy materials were sent to you directly. You may vote in person at the meeting. You may also vote your shares by telephone, over the Internet or by mailing your signed proxy card in the postage-paid envelope you were provided. If your M&T shares of common stock are held in a brokerage account, by a trustee, or by another nominee, then that intermediary is considered the shareholder of record and the shares are considered held in “street name.” M&T provided its proxy materials to that intermediary for distribution to you along with their voting instruction card. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee on how to vote and you are also invited to attend the meeting. However, if you are a beneficial owner, you are not the shareholder of record and you may not vote your street name shares in person at the meeting unless you follow the instructions from your nominee, which includes obtaining a legal proxy from the intermediary who holds your shares. Please refer to the information your broker, trustee or other nominee provided to you to determine what voting options are available to you. New York Stock Exchange rules do not permit brokers to vote uninstructed shares on “non-routine” matters such as, for the election of directors, or on executive compensation and other “significant matters” unless they have received voting instructions from the beneficial owner. M&T Bank Corporation therefore encourages shareholders whose shares are held in street name to promptly direct their vote for all of the agenda items using the proxy instruction card sent by the broker, bank or other intermediary.

DISCONTINUE MULTIPLE MAILINGS

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual report and proxy statements. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., EDT, on Tuesday, April 21, 2015

PLACE	One M&T Plaza 10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 13 directors for a term of one year and until their successors have been elected and qualified.
(2) To approve the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan.
(3) To approve the compensation of M&T Bank Corporation’s Named Executive Officers.
(4) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2015.
(5) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Shareholders of record of M&T’s common stock at 5:00 p.m., EST, on February 27, 2015 are entitled to vote at the meeting.

VOTING

It is important that your shares be represented and voted at the meeting. Shareholders of record can vote their shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or over the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement, or as instructed by an intermediary prior to its exercise at the Annual Meeting of Shareholders. Any shareholder of record present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 5, 2015

/s/ Marie King

MARIE KING

Corporate Secretary

i

Overview and Objectives of Executive Compensation Programs	32
Senior Executive Incentive Compensation Structure – Enhanced Focus on Risk	32
Enhanced Ability to Adjust Compensation in the Event of an Adverse Risk Outcome	34
Process for Determining Executive Compensation	34
Consideration of Shareholder Advisory Vote on Executive Compensation	37
Impact of TARP CPP on Executive Compensation Arrangements	37
Components of Executive Compensation	37
Summary of 2015 Executive Compensation Determinations Table	41
Tax Matters	43
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT	43
EXECUTIVE COMPENSATION	44
2014 Summary Compensation Table	44
Grants of Plan-Based Awards	46
2014 Grants of Plan-Based Awards Table	46
Outstanding Equity Awards at Fiscal Year-End	47
Outstanding Equity Awards at 2014 Fiscal Year-End Table	47
Options Exercised and Stock Vested	48
2014 Options Exercised and Stock Vested Table	48
Pension Benefits	48
2014 Pension Benefits Table	48
Explanation of Pension Benefits Table	49
Qualified Pension Plan	50
Supplemental Pension Plan	50
Nonqualified Deferred Compensation	51
2014 Nonqualified Deferred Compensation Table	51
Overview of Nonqualified Deferred Compensation Plans	52
Potential Payments Upon Termination or Change-in-Control	54
2014 Post-Employment Benefits Table	54
Severance Pay Plan	55
Accelerated Vesting of Equity Awards	55

PROPOSAL 4	56
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2015	56
Fees to Independent Auditors Table	56
Audit Fees	57
Audit-Related Fees	57
Tax Fees	57
All Other Fees	57
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	58
Report of the Audit Committee	58
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW	59
OTHER MATTERS	59

APPENDIX A	A-1
M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN	A-1 through A-17

ii

PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T Bank Corporation (“we” or “M&T”) is providing this proxy statement to you because the Board of Directors is soliciting your proxy to vote your shares of M&T common stock at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first sending this proxy statement and the accompanying form of proxy to M&T common shareholders of record on or about March 5, 2015. A copy of M&T Bank Corporation’s Annual Report for 2014, including financial statements, accompanies this proxy statement, but is not part of the proxy solicitation materials.

Where will the Annual Meeting be held and when?

The Annual Meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 21, 2015, at 11:00 a.m., EDT. M&T’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.

Who is entitled to vote at the Annual Meeting?

Common shareholders of record at 5:00 p.m., EST, on February 27, 2015 are entitled to vote at the Annual Meeting. At that time, M&T had outstanding 132,855,746 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How can I give my proxy or vote?

You can give your proxy by completing and returning the physical proxy card accompanying this proxy statement or vote by utilizing the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a shareholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

Depending on how you hold your shares (shareholder of record or beneficial owner), determines how and when you may revoke your proxy. A shareholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide, if any. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 13 persons named under the section titled “NOMINEES FOR DIRECTOR”; FOR approving the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan; FOR approving the compensation of M&T Bank Corporation’s Named Executive Officers; and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2015.

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the proposal to approve the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, or on the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.

What happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast in favor or against the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. Under these circumstances, if the incumbent director does not receive the affirmative vote, that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the Amended and Restated Bylaws.

What approval is necessary to approve Proposals 2, 3 and 4?

For each of Proposals 2, 3 and 4, the affirmative vote of a majority of the votes cast at the meeting is required to: approve the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan; approve the compensation of M&T Bank Corporation’s Named Executive Officers; and ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2015. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the approval of the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers, or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2015. Broker non-votes will not constitute votes cast on the election of directors, the approval of the material terms of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, or the approval of the compensation of M&T Bank Corporation’s Named Executive Officers, and therefore will have no effect on the outcome of any of these proposals.

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of M&T or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of M&T’s common stock.

How do I propose actions for the 2016 Annual Meeting of Shareholders?

In order for a shareholder proposal for the 2016 Annual Meeting of Shareholders to be eligible for inclusion in M&T’s proxy statement, we must receive it, at our principal executive offices, no later than November 4, 2015. You must provide your proposal to us in writing and your notice must contain the information required by M&T’s Amended and Restated Bylaws.

M&T’s Amended and Restated Bylaws provide that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to M&T (containing the information specified in the Amended and Restated Bylaws) not less than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2016 Annual Meeting of Shareholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 4, 2015.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your M&T share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends the following 13 persons for election as directors of M&T, to hold office until the 2016 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2014 Annual Meeting of Shareholders.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate.

Listed below are the nominees’ principal occupations, current public company directorships, and public company directorships held at any time during the past five years. The information with respect to the nominees is as of February 27, 2015, and includes each nominee’s affiliations with M&T’s subsidiary banks, M&T Bank (also known as “Manufacturers and Traders Trust Company”) and Wilmington Trust, National Association (“Wilmington Trust, N.A.”), and with M&T Bank’s principal operating subsidiaries.

NOMINEES FOR DIRECTOR

BRENT D. BAIRD

Chairman of the Nomination, Compensation and Governance Committee

Member of the Executive Committee

Director since 1983

Experience, Skills and Qualifications: Mr. Baird, age 76, is a private investor with significant corporate governance experience. He serves as a director of M&T Bank, as a member of its Executive Committee and its Trust and Investment Committee, and as a member of M&T Bank’s Directors Advisory Council-New York City/Long Island Division. Mr. Baird served as a director of Todd Shipyards Corporation until 2011.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his investment management expertise, stature in the local community and knowledge of the organization in making the determination that Mr. Baird should be a nominee for director of M&T.

C. ANGELA BONTEMPO

Chair of the Audit Committee

Director since 1991

Experience, Skills and Qualifications: Ms. Bontempo, age 74, is a self-employed health care consultant. She brings to M&T significant corporate governance experience and business acumen from serving as a consultant to Ciminelli Properties, LLC, a consultant to Community Health System of Tennessee, and a director of iPorta Corporation, Toronto, Ontario, Canada. Ms. Bontempo is also a director of M&T Bank and the Chair of its Examining Committee. In addition,

Ms. Bontempo has considerable executive leadership and decision-making skills and experience. She formerly served as President and Chief Executive Officer and as a director of Saint Vincent Health System, located in Erie, Pennsylvania, as President and Chief Executive Officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York, and as Senior Vice President and Executive Director of the Roswell Park Cancer Institute in Buffalo, New York.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her financial expertise, stature in the local community and knowledge of the organization in making the determination that Ms. Bontempo should be a nominee for director of M&T.

ROBERT T. BRADY

Member of the Nomination, Compensation and Governance Committee

Director since 1994

Experience, Skills and Qualifications: Mr. Brady, age 74, was Chairman of the Board of Directors and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment from 1996 until 2011. He served as Moog’s Executive Chairman from 2011 until his retirement on January 31, 2014. In addition to his significant executive leadership experience with public companies, Mr. Brady has considerable corporate governance experience. He is a director of M&T Bank and Astronics Corporation (NASDAQ: ATRO). Mr. Brady is also a director of the Albright-Knox Art Gallery and serves on the University at Buffalo Council. He served as a director of Seneca Foods Corporation (NASDAQ GS: SENEA) until 2011 and as a director of National Fuel Gas Company (NYSE: NFG) until March 2014.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant public company managerial experience, stature in the local community and tenure with the organization in making the determination that Mr. Brady should be a nominee for director of M&T.

T. JEFFERSON CUNNINGHAM III

Member of the Risk Committee

Director since 2001

Experience, Skills and Qualifications: Mr. Cunningham, age 72, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd., a registered investment adviser. He is a director of M&T Bank, a member of its Risk Committee, and the Chairman of M&T Bank’s Director Advisory Council-Hudson Valley Division. Mr. Cunningham brings to M&T significant banking and executive leadership experience, having joined M&T and M&T Bank upon M&T’s acquisition of Premier National Bancorp, Inc. (“Premier”) in 2001. Prior to the acquisition of Premier, he served as Chairman of the Board and Chief Executive Officer of Premier and Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is also a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute and an advisory director of the Hudson River Valley Greenway Communities Council.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry and his knowledge of the organization in making the determination that Mr. Cunningham should be a nominee for director of M&T.

MARK J. CZARNECKI

President and Chief Operating Officer

Director since 2007

Experience, Skills and Qualifications: Mr. Czarnecki, age 59, is President and Chief Operating Officer and a director of M&T and is President and Chief Operating Officer of M&T Bank and Chairman of its Trust and Investment Committee. Since joining M&T Bank in 1977 in the branch banking system, he has served in a number of executive and management positions, including having been in charge of M&T’s Investment Group and M&T Bank’s retail banking network, which have provided him with valuable institutional knowledge of M&T and a unique perspective on M&T and M&T Bank. Mr. Czarnecki is Chairman of the Board and President and Chief Executive Officer of Wilmington Trust, N.A. He is also a member of its Trust and Investment Committee, a member of its Loan Committee and a member of its Investment Committee. Mr. Czarnecki serves as a director and officer of a number of principal subsidiaries of M&T Bank. He is active in community activities and serves as Chairman of the Board of Trustees of M&T Bank’s partner school, Westminster Community Charter School, as a vice chairman of the University at Buffalo Council and as a director of the Buffalo Niagara Partnership.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current positions and experience with the organization in making the determination that Mr. Czarnecki should be a nominee for director of M&T.

GARY N. GEISEL

Member of the Nomination, Compensation and Governance Committee

Member of the Risk Committee

Director since 2009

Experience, Skills and Qualifications: Mr. Geisel, age 66, is a director of M&T Bank and a member of its Risk Committee and serves as Chairman of M&T Bank’s Directors Advisory Council-Baltimore-Washington Division. He brings to M&T significant banking and executive leadership experience. Prior to M&T’s acquisition of Provident Bankshares Corporation (“Provident”) in 2009, Mr. Geisel was Chairman of the Board, Chief Executive Officer and a director of Provident and Provident Bank. Before becoming Chairman and Chief Executive Officer, he served as President and Chief Operating Officer of Provident and Provident Bank. Mr. Geisel served as Chairman of the Board of St. Agnes Hospital and is a director of Annapolis Life Care, Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a Chief Executive Officer, and stature in the local community in making the determination that Mr. Geisel should be a nominee for director of M&T.

JOHN D. HAWKE, JR.

Chairman of the Risk Committee

Director since 2012

Experience, Skills and Qualifications: Mr. Hawke, age 81, is Senior Counsel with the Washington, D.C. based law firm of Arnold & Porter LLP, where he served as a partner until December 31, 2014 and as Chairman of the firm, having established one of the nation’s premier financial services practices. He also has extensive experience with financial regulation in the public sector, having served as the Comptroller of the Currency for six years, a member of the Board of Directors of the Federal Deposit Insurance Corporation, Under-Secretary of the Treasury for Domestic Finance, and as General Counsel to the Board of Governors of the Federal Reserve System. He is also a director of M&T Bank and serves as Chairman of its Risk Committee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in bank regulatory matters and risk management in making the determination that Mr. Hawke should be a nominee for director of M&T.

PATRICK W.E. HODGSON

Member of the Audit Committee

Member of the Executive Committee

Director since 1987

Experience, Skills and Qualifications: Mr. Hodgson, age 74, is President of Cinnamon Investments Limited, a private investment company with securities holdings. He is a director of M&T Bank and a member of its Executive Committee, Examining Committee, and Trust and Investment Committee. Mr. Hodgson brings to M&T significant business acumen and has considerable corporate governance and executive leadership experience, having served as the Chairman of Todd Shipyards Corporation from 1993 to 2011 and as a director of EGI Financial Holdings Inc. (EFH.TO) until 2014.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his financial expertise, public company managerial experience and his knowledge of the organization in making the determination that Mr. Hodgson should be a nominee for director of M&T.

RICHARD G. KING

Member of the Audit Committee

Director since 2000

Experience, Skills and Qualifications: Mr. King, age 70, is Chairman of the Executive Committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He previously served as President and Chief Operating Officer of Utz. Mr. King is a director of M&T Bank and a member of its Examining Committee and its Trust and Investment Committee. He gained valuable banking industry experience from serving as a director of Keystone Financial Inc. (“Keystone”) and as director of Keystone Financial Bank, N.A. prior to M&T’s acquisition of Keystone in 2001. Mr. King has considerable corporate governance experience serving as a director of High Industries, Inc. through 2014 and currently as a director of Hanover Shoe Farms, Inc. and WITF, Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and knowledge of the organization in making the determination that Mr. King should be a nominee for director of M&T.

MELINDA R. RICH

Director since 2009

Experience, Skills and Qualifications: Ms. Rich, age 57, is Vice Chairman of Rich Products Corporation, a privately owned frozen food manufacturer headquartered in Buffalo, New York. She is Chair of Rich Products Corporation’s Finance and Audit Committee, and Compensation Committee, and a member of its Executive Committee, providing her with significant oversight and risk management experience. She is also President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. She is a director of RE Rich Family Holding Corporation, as well as several other entities within the Rich Products Corporation family of companies. Ms. Rich is a former director of Wm. Wrigley, Jr. Company. She is currently a director of Cleveland Clinic’s Wellness Institute Leadership Council and Cleveland Clinic Innovations Board of Regents. Ms. Rich serves as a director of several charitable foundations including The Culinary Institute of America, Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./Rock and Roll Hall of Fame & Museum. She is a director of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her significant management, corporate governance and executive compensation experience, stature in the local community and knowledge of the organization in making the determination that Ms. Rich should be a nominee for director of M&T.

ROBERT E. SADLER, JR.

Member of the Risk Committee

Director since 1999

Experience, Skills and Qualifications: Mr. Sadler, age 69, is a consultant to M&T. He joined M&T Bank in 1983 and served in a number of executive positions until his retirement in June 2010, gaining significant banking experience and valuable institutional knowledge of M&T. From June 2005 through December 2006, Mr. Sadler served as President and Chief Executive Officer of M&T and M&T Bank. He is a former Vice Chairman of the Board of M&T and M&T Bank. Mr. Sadler is a director of M&T Bank and a member of its Risk Committee and its Trust and Investment Committee. He is also a member of the Trust and Investment Committee of Wilmington Trust, N.A. and serves as the Chairman of the Florida Advisory Council of Wilmington Trust, N.A. Mr. Sadler has considerable corporate governance and risk experience and currently serves as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK), Delaware North Companies, Inc., and Security Mutual Life Insurance Company of New York.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as M&T’s Chief Executive Officer and tenure with the organization in making the determination that Mr. Sadler should be a nominee for director of M&T.

HERBERT L. WASHINGTON

Member of the Audit Committee

Director since 1996

Experience, Skills and Qualifications: Mr. Washington, age 64, is President of H.L.W. Fast Track, Inc., which owns and operates twenty-seven McDonald’s Restaurants located in Ohio and Pennsylvania. He brings to M&T business acumen and valuable entrepreneurial skills and experience. Mr. Washington is a director of M&T Bank and is a member of its Examining Committee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and knowledge of the organization in making the determination that Mr. Washington should be a nominee for director of M&T.

ROBERT G. WILMERS

Chief Executive Officer

Chairman of the Board

Chairman of the Executive Committee

Director since 1982

Experience, Skills and Qualifications: Mr. Wilmers, age 80, serves as Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank. He has held the post of Chief Executive Officer for more than 30 years. He has also served as Chairman of the Board for most of those years. Mr. Wilmers serves as Chairman of M&T Bank’s Executive Committee and is a member of its Trust and Investment Committee. Mr. Wilmers has significant leadership tenure with the organization and led the company through its growth from a local community bank to one of the top 20 largest domestic commercial banking institutions.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current positions and experience with the organization in making the determination that Mr. Wilmers should be a nominee for director of M&T.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR EACH OF THE 13 NOMINEES.

DIRECTOR COMPENSATION

The following table sets forth M&T’s 2014 compensation structure for directors’ fees (for directors who are not also salaried officers of M&T or its subsidiaries):

Elements of 2014 Directors’ Fees

Fees	Compensation
Annual Board Retainer	$85,000
Board Attendance Fees – Per Meeting Attended	2,000
Committee (Other Than Audit and Risk) Attendance Fees – Per Meeting Attended	2,000
Annual Audit Committee Chair Retainer	20,000
Annual Audit Committee (other than Chair) Retainer	10,000
Audit Committee Attendance Fees – Per Meeting Attended	3,000
Annual Risk Committee Chair Retainer	20,000
Annual Risk Committee (other than Chair) Retainer	10,000
Risk Committee Attendance Fees – Per Meeting Attended	3,000
Meetings with Regulators – Per Meeting Attended	3,000

Compensation is paid at the end of each calendar quarter in an amount equal to one-quarter of a director’s annual retainer and the meeting fees earned during such quarter. All directors are entitled to reimbursement for travel expenses incidental to their attendance at meetings. The Board has determined that no fees (retainer, attendance or otherwise) will be paid to a director who is a salaried officer of M&T or any of its subsidiaries, or where such individual continues to receive payment for ongoing services to M&T or any of its subsidiaries immediately after ceasing to be a salaried officer.

The following table sets forth the compensation of M&T’s directors in fiscal year 2014.

2014 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Comp.	Changes in Pension Value and Non- Qualified Deferred Comp. Earnings	All Other Comp.		Total
Brent D. Baird	$284	$200,716	$-	$-	$-	$-		$201,000
C. Angela Bontempo	$81,100	$80,900	$-	$-	$-	$-		$162,000
Robert T. Brady	$59,254	$58,746	$-	$-	$-	$-		$118,000
T. Jefferson Cunningham III	$90,249	$89,751	$-	$-	$-	$-		$180,000
Gary N. Geisel	$94,608	$94,292	$-	$-	$-	$-		$188,900
John D. Hawke, Jr.	$91,681	$91,319	$-	$-	$-	$-		$183,000
Patrick W.E. Hodgson	$93,731	$93,269	$-	$-	$-	$-		$187,000
Richard G. King	$81,084	$80,916	$-	$-	$-	$-		$162,000
Jorge G. Pereira	$52,737	$52,263	$-	$-	$-	$-		$105,000
Melinda R. Rich	$52,746	$52,254	$-	$-	$-	$-		$105,000
Robert E. Sadler, Jr.	$-	$-	$-	$-	$-	$200,000	(3)	$200,000
Herbert L. Washington	$74,122	$73,878	$-	$-	$-	$-		$148,000

(1)	Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of common stock for services as a director or advisory director of M&T and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.

(2)	Reflects fees paid in the form of M&T common stock, which is paid at the end of each calendar quarter. The value of M&T common stock paid is based on the grant date fair value, which equals the value as of the last business day of each calendar quarter on which the shares of common stock are quoted on the NYSE.

(3)	In accordance with the policy of the Board of Directors, Mr. Sadler is not eligible to receive directors’ fees due to his continued service to M&T as a paid consultant. The amount shown represents fees Mr. Sadler earned in 2014 under a two-year consulting arrangement with M&T that renewed as of July 1, 2014.

M&T Bank Corporation 2008 Directors’ Stock Plan

Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of common stock for services as a director or advisory director of M&T and its subsidiaries. The number of shares of common stock paid is determined by dividing the amount of such compensation payable in shares of M&T common stock by the closing price of M&T’s common stock on the NYSE on the business day immediately preceding the day the compensation is payable. Shares of M&T common stock received in payment of fees vest immediately upon grant.

M&T Bank Directors’ Fees

M&T directors who also serve as directors of M&T Bank, if not salaried officers of M&T or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T for board and committee meetings attended described above.

Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each meeting he attended. Mr. Cunningham, as Chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each meeting he attended. Mr. Geisel, as Chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each meeting he attended. All directors of M&T Bank are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

Nonqualified Deferred Compensation Arrangements for Directors

Mr. King is a participant in the Keystone Financial Director Fee Plan that was assumed by M&T in connection with its acquisition of Keystone. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted into the right to receive M&T common stock. Mr. King will receive annual distributions from his plan account over a five-year period commencing upon his resignation or retirement as a director of M&T.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Principles

The Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value be maximized in a manner that is consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board initially adopted corporate governance practices in 1997 and adopted formal corporate governance standards in 2003. The Board has consistently adhered to corporate governance standards that the Board believes promotes this purpose. The Board of Directors annually evaluates, in light of best practices and regulatory guidance, and approves its Corporate Governance Standards.

The Board last amended its Corporate Governance Standards in September 2014. The current Corporate Governance Standards are available on M&T’s website at ir.mandtbank.com/corpgov.cfm. These standards address, among other things, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, annual performance evaluations, corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and codes of ethics and business conduct.

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast in favor or against the election of a director nominee is required for the election of that nominee to become a director. If an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director is required to tender his or her resignation to the Board of Directors. The Board will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee (the “NCG Committee”). The Board will publicly disclose via a press release or SEC filing, its decision to accept or reject such resignation, within 90 days after the certification of the election results.

Availability of Corporate Governance Standards

In addition to being available on M&T’s website at ir.mandtbank.com/corpgov.cfm, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, Risk Committee, Nomination, Compensation and Governance Committee, and the Executive Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Codes of Ethics

M&T makes its policies and procedures available to all of our employees. These policies include our Code of Business Conduct and Ethics. Further, M&T requires all employees to annually certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, employees, as well as to our agents and representatives, including consultants. Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism. Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our chief executive officer, chief financial officer, controller and all other senior financial officers designated by the chief financial officer from time to time. This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers is available on M&T’s website at ir.mandtbank.com/corpgov.cfm.

In accordance with SEC rules, M&T will post on its website or file a Form 8-K as to any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to our chief executive officer, chief financial officer, controller, or persons performing similar functions.

Board Diversity

M&T strives to foster an inclusive workplace environment which respects and values individual differences. We believe that employee diversity enhances the organization’s ability to innovate, and therefore to maintain a competitive advantage. Likewise, M&T values diversity among its board members for these same reasons. Our Corporate Governance Standards provide that the NCG Committee in discharging its duties of reviewing the qualifications of director nominees, considers, among other factors, diversity, age, skills and experience in the context of the needs of the Board of Directors and regulatory obligations and guidance. In light of these guidelines, the NCG Committee endeavors to appoint a slate of nominees that represents diversity with respect to educational background, business experience, life skills, geographic representation and community involvement, as well as gender, race and national origin. The NCG Committee does not assign specific weight to any particular criteria; its goal is to identify nominees that, considered as a group, will possess the talents, skill sets and characteristics necessary for the Board of Directors to fulfill its responsibilities.

Board Independence

Pursuant to our Corporate Governance Standards, annually, the Board conducts a review of director independence. As a result of the review performed in April 2014, the Board of Directors determined that 11 of its current 14 members met the NYSE standard for independence. Of the 13 nominees standing for election as directors at the Annual Meeting, all of whom are currently serving as such, ten meet the NYSE standard for independence. The Board uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T that the Board believes jeopardize a director’s independence from management, a director will be deemed to be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T:

—	employment during any of the past three years (as an executive officer in the case of family members);
—	the receipt of more than $120,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service and as an executive officer in the case of family members) during any 12-month period over the past three years;
—	affiliation or employment with a present or former internal or external auditor during any of the past three years;
—	employment with another company where any executive officers of M&T serve on that company’s compensation committee during any of the past three years;
—	being an executive officer of a charitable organization to which M&T contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or
—	being an executive officer of a company that makes payments to, or receives payments from, M&T for property or services in a fiscal year in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Additionally, if any business relationship described in the last bullet point above is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank on the one hand, and an entity with which the director or immediate family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and (b) no event of default has occurred and is continuing beyond any cure period.

In making its determination as to the independent directors, the Board considered the following categories of transactions, relationships and arrangements with directors and their immediate family members and any such person’s principal business affiliations:

—	for Messrs. Brady and King, ordinary course, non-preferential extensions of credit or other financial services;
—	for Mr. Hawke and Ms. Rich, payments by M&T to a director-affiliated company for services in an amount that does not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues; and
—	for Mr. King, employment of his son-in-law by M&T Bank as a non-executive officer as discussed in the section titled “TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS.”

The Board of Directors, upon the recommendation of the NCG Committee considered these transactions, relationships and arrangements and, consistent with the applicable independence standards, determined that they do not impair the relevant director’s independence as a director of M&T or as a member of any of the committees on which he or she serves.

The Board considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that, other than Messrs. Wilmers, Czarnecki and Sadler, each member of the Board of Directors is “independent” and does not have any material relationships with M&T or its subsidiaries.

In 2014, the NCG Committee engaged McLagan, an Aon Hewitt company, to provide compensation consulting services regarding our executive officer and director compensation, including with respect to the amount and form of executive compensation. The fees for such engagement totaled $237,710. M&T also engaged McLagan to provide additional services. Specifically, McLagan provided compensation consulting services and compensation survey information to management during 2014 for a total cost of $105,675. Management engaged McLagan for these services after consultation with the NCG Committee and the NCG Committee determined that no conflict of interest existed.

Board Leadership Structure

Chairman and Lead Independent Director

Mr. Wilmers serves as Chairman of the Board and Chief Executive Officer of M&T. He has held the post of Chief Executive Officer for more than 30 years. He has also served as Chairman of the Board for most of those years. In light of Mr. Wilmers’ significant leadership tenure with the organization, and the fact that he led the company through its growth from a local community bank to one of the top 20 largest domestic commercial banking institutions, the Board believes that this is an appropriate structure for leadership of the Board of Directors because it fosters, among other matters, effective decision-making and clear accountability. Mr. Pereira has served as the lead independent director for ten years. Upon his retirement from the Board at the Annual Meeting, the Board will elect a new lead independent director who will preside over the executive sessions of the non-management directors.

Executive Sessions of the Non-Management Directors

The non-management directors meet at regularly scheduled executive sessions without management. Mr. Pereira, Vice Chairman of the Board and the lead independent director, presides at these meetings. In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

Board’s Role in Risk Oversight

The Board of Directors has delegated its risk oversight duties to the Risk Committee. At each Board meeting, it receives independent reports from the Audit Committee and from the Risk Committee. Additionally, the Management Risk Committee, which is the primary management-level risk committee, and M&T’s Chief Risk Officer make regular reports directly to the Risk Committee. Further, the Audit Committee and the Risk Committee meet jointly four times a year.

Board Attendance

The Board of Directors held 13 meetings during 2014. Each of the directors attended at least 75% of the total number of Board meetings and committee meetings on which the director served.

M&T’s Corporate Governance Standards encourage all members of the Board of Directors to attend its Annual Meetings of Shareholders, absent exigent circumstances. Of the nominees standing for election at the Annual Meeting of Shareholders, all 13 were elected at the 2014 Annual Meeting of Shareholders and each of the directors attended the 2014 Annual Meeting of Shareholders.

Shareholder Communications with the Board of Directors

Any shareholder wishing to communicate with the Board of Directors or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate direct communications to the Board, the lead independent director, the non-management directors as a group, or individual directors, by reviewing and summarizing such communications.

Board Committees and Member Composition During 2014

Committee Member	Audit	Executive	Nomination, Compensation and Governance	Risk
Brent D. Baird		✓	Chairman
C. Angela Bontempo	Chair; Financial Expert
Robert T. Brady			✓
T. Jefferson Cunningham III				✓
Mark J. Czarnecki
Gary N. Geisel			✓	✓
John D. Hawke, Jr.				Chairman
Patrick W.E. Hodgson	Financial Expert	✓
Richard G. King	✓
Jorge G. Pereira
Melinda R. Rich
Robert E. Sadler, Jr.				✓
Herbert L. Washington	✓
Robert G. Wilmers		Chairman

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. In addition, the Audit Committee serves as the examining committee for Wilmington Trust, N.A. and reviews the activities of the Examining

Committee of M&T Bank. Ms. Bontempo (Chair) and Messrs. Hodgson, King and Washington served as members of the Audit Committee throughout 2014, and all of them are currently serving as such. The Audit Committee met nine times in 2014.

The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” Therefore, the Board, after reviewing after all relevant facts and circumstances, determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.” Further, the Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. See “Board Independence” under the section titled “CORPORATE GOVERANCE OF M&T BANK CORPORATION.”

The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is available on M&T’s website at ir.mandtbank.com/corpgov.cfm.

Executive Committee

The Board of Directors has empowered its Executive Committee to act when the Board of Directors is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T Bank Corporation, except as otherwise limited by law. Messrs. Wilmers (Chairman), Baird and Hodgson served as members of the Executive Committee throughout 2014, and all of them are currently serving as such. The Executive Committee did not meet in 2014.

The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee Charter is available on M&T’s website at ir.mandtbank.com/corpgov.cfm.

Nomination, Compensation and Governance Committee

The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. In addition, the NCG Committee is responsible for administering M&T’s equity compensation plans and awarding new grants thereunder. It administers the M&T Bank Corporation Annual Executive Incentive Plan, the M&T Bank Corporation 2008 Directors’ Stock Plan, and the M&T Bank Corporation Employee Stock Purchase Plan and makes such determinations and recommendations as it deems necessary or appropriate regarding the remuneration and benefits of employees of M&T and its subsidiaries. The NCG Committee is responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board of Directors whether such CD&A should be included in the proxy statement. Messrs. Baird (Chairman), Brady and Geisel served as members of the NCG Committee throughout 2014, and all of them are currently serving as such. The NCG Committee met five times during 2014.

The current Board of Directors of M&T is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The NCG Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, our chief executive officer and other executive officers of M&T, and shareholders. In addition, the NCG Committee takes into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by shareholders, the NCG Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

The NCG Committee will consider candidates suggested by shareholders. Nominations from shareholders, properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders, will be referred to the NCG Committee for consideration. For the 2016 Annual Meeting of Shareholders, M&Ts Corporate Secretary must receive those nominations on or before November 4, 2015.

In considering nominees for director, including those recommended by shareholders, the NCG Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board of Directors and its various committees. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.

The NCG Committee is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the NCG Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. See “Board Independence” under the section titled “CORPORATE GOVERANCE OF M&T BANK CORPORATION.”

The NCG Committee is governed by a written charter approved by the Board of Directors. The NCG Committee Charter is available on M&T’s website at ir.mandtbank.com/corpgov.cfm.

Risk Committee

The Risk Committee assists the Board of Directors in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T. In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and approves the effectiveness of M&T’s risk management framework. Messrs. Hawke (Chairman), Cunningham, Geisel and Sadler served as members of the Risk Committee throughout 2014, and all of them are currently serving as such. The Risk Committee met 18 times during 2014.

Regulation YY promulgated by the Board of Governors of the Federal Reserve System (“FRB”) in February 2014, required that publicly traded bank holding companies with total consolidated assets of $50 billion or more must maintain a risk committee chaired by an independent director and by January 1, 2015, include at least one member with experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size. In November 2014, each of the members of the Risk Committee completed a questionnaire to assess his qualifications in accordance with the FRB standards and based upon such responses, Messrs. Cunningham and Geisel both met the qualifications necessary to be deemed a “risk management expert.” Upon the recommendation of the NCG Committee, the Board appointed Messrs. Cunningham and Geisel as Risk Management Experts of the Risk Committee effective January 1, 2015.

The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee Charter is available on M&T’s website at ir.mandtbank.com/corpgov.cfm.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Baird (Chairman), Brady and Geisel served as members of the Nomination, Compensation and Governance Committee throughout 2014, and all of them are currently serving as such. No individual, who served as a member of the NCG Committee during 2014, was at any time an officer or employee of M&T or any of its subsidiaries.

The Board of Directors has determined that the members of the NCG Committee have no financial or personal relationships with M&T requiring disclosure pursuant to SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this proxy statement) and meet the NYSE standard for independence.

NAMED EXECUTIVE OFFICERS

Set forth below are the 2014 Named Executive Officers of M&T.

Name	Title	Years of Service at M&T
Robert G. Wilmers	Chairman Chief Executive Officer	31
René F. Jones	Chief Financial Officer Executive Vice President	23
Mark J. Czarnecki	President Chief Operating Officer	37
Kevin J. Pearson	Executive Vice President	25
Richard S. Gold	Chief Risk Officer Executive Vice President	25

STOCK OWNERSHIP INFORMATION

The tables below set forth direct and indirect ownership of common stock and restricted common stock by each of our directors, each of the Named Executive Officers (the “NEOs”), by all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than five percent of M&T’s common stock as of February 27, 2015, together with the percentage of total shares outstanding represented by such ownership.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares		Percent of Class
Brent D. Baird	27,149		(10)
C. Angela Bontempo	11,013	(1)	(10)
Robert T. Brady	6,989		(10)
T. Jefferson Cunningham III	10,569		(10)
Mark J. Czarnecki	250,962	(2)	(10)
Gary N. Geisel	21,394		(10)
John D. Hawke, Jr.	3,060		(10)
Patrick W.E. Hodgson	58,643	(3)	(10)
Richard G. King	19,163		(10)
Jorge G. Pereira	1,009,193	(4)	(10)
Melinda R. Rich	12,270		(10)
Robert E. Sadler, Jr.	118,531	(5)	(10)
Herbert L. Washington	10,222	(6)	(10)
Robert G. Wilmers	4,265,636	(7)(8)	3.21%
René F. Jones	105,952	(2)(7)	(10)
Kevin J. Pearson	119,614	(2)(7)	(10)
Richard S. Gold	88,998	(2)(9)	(10)
Current directors and executive officers as a group (25 persons)	6,547,339	(2)(7)	4.90%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(2)	Includes the following shares subject to options granted under (a) M&T’s incentive compensation plans, and (b) plans of companies acquired by M&T, the obligations of which have been assumed by M&T and converted into options to receive shares of M&T common stock, all of which are currently exercisable or are exercisable within 60 days after February 27, 2015: Mr. Czarnecki – 183,329 shares; Mr. Jones – 57,300 shares; Mr. Pearson – 99,809 shares; Mr. Gold – 56,425 shares; and all directors and executive officers as a group – 684,504 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 27, 2015. Also includes shares of restricted common stock as of February 27, 2015 as follows: Mr. Jones – 11,392 shares; Mr. Pearson – 2,760 shares; and all directors and executive officers as a group – 27,734 shares.

(3)	Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson which shares are held in a prime brokerage investment account with other securities that may be pledged from time to time.

(4)	Includes 1,004,000 shares owned by corporations controlled by Mr. Pereira.

(5)	Includes 26,986 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it.

(6)	Includes 500 shares owned by a close relative of Mr. Washington.

(7)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan: Mr. Wilmers – 54,131 shares; Mr. Jones – 6,461 shares; Mr. Pearson – 2,553 shares; and all directors and executive officers as a group – 77,853 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(8)	See footnote (1) to the table set forth below under the section titled “Beneficial Owners Holdings More Than 5%.”

(9)	Includes 2.022 shares held jointly with a close relative of Mr. Gold. Also includes 17 shares held indirectly as custodian for his son.

(10)	Less than 1%.

M&T Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy which prohibits short-term trading in M&T’s securities, including but not limited to, the use of such strategies as exchange-traded options and the use of puts and calls, caps and collars and short sales. This policy effectively serves as an anti-hedging policy.

The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February  27, 2015.

Beneficial Owners Holding More Than 5%

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Class
Robert G. Wilmers and Others:
Mallarme Investments Limited	Commerce House, Wickhams Cay 1 Tortola, British Virgin Islands	3,282,880		2.47%
R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja, Panama	1,230,320		less than 1%
Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	242,924		less than 1%
St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	287,964		less than 1%
Roche Foundation	One M&T Plaza, 19th Floor Buffalo, NY 14203	78,532		less than 1%
West Ferry Foundation	One M&T Plaza, 19th Floor Buffalo, NY 14203	141,825		less than 1%
Elisabeth Roche Wilmers	One M&T Plaza, 19th Floor Buffalo, NY 14203	461,273		less than 1%
Robert G. Wilmers	One M&T Plaza, 19th Floor Buffalo, NY 14203	4,265,636		3.21%
Group Total		9,240,109	(1)	6.95%
Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	9,253,555	(2)	6.97%
FMR LLC	245 Summer Street Boston, MA 02210	7,132,728	(3)	5.37%
BlackRock, Inc.	55 East 52nd Street New York, NY 10022	6,992,779	(4)	5.26%
Wellington Management Group LLP	280 Congress Street Boston, MA 02210	6,775,857	(5)	5.10%

(1)	The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Exchange Act. Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table. Robert G. Wilmers, Chairman of the Board and Chief Executive Officer of M&T, is the sole trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares that it owns. Mr. Wilmers is also the sole director and President of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and President of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, and 400,000 shares owned by a limited liability company of which he is the sole member. See also the footnotes applicable to Mr. Wilmers in the table set forth above.

(2)	Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 11, 2015 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. Vanguard reported that it has sole voting power with respect to 223,841 of the indicated shares, sole dispositive power with respect to 9,042,961 of the indicated shares, and shared dispositive power with respect to 210,594 of the indicated shares.

(3)	FMR LLC (“FMR”) filed an amended Schedule 13G with the SEC on February 13, 2015 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. FMR reported that it has sole voting power with respect to 806,183 of the indicated shares and sole dispositive power with respect to all 7,132,728 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of FMR.

(4)	BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on February 9, 2015 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. BlackRock reported that it has sole voting power with respect to 6,066,174 of the indicated shares and sole dispositive power with respect to all 6,992,779 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(5)	Wellington Management Company, LLP (“Wellington Management”) filed a Schedule 13G with the SEC on February 12, 2015 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. Wellington Management reported that it has shared voting power with respect to 3,382,159 of the indicated shares and shared dispositive power with respect to all 6,775,857 of the indicated shares.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 4,028,985 shares of M&T common stock as of February 27, 2015. Its principal banking subsidiary, M&T Bank, has sole voting authority over 1,227,923 of these shares. The remaining 2,801,062 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnotes (2) and (7) in the table set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, M&T’s directors and certain of our officers and persons who beneficially own more than 10% of M&T’s outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. M&T believes that these filing requirements were satisfied by all of its directors and officers during 2014, except with respect to one transaction that was reported late for Sabeth Siddique. In making the foregoing statement, M&T relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no additional forms were required to be filed under the applicable rules of the SEC.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Mr. Wilmers is the beneficial owner of a 50% interest in certain entities that are unaffiliated with M&T and which own commercial aircraft that are leased to a commercial aviation service. From time to time, M&T and its subsidiaries charter planes from the aviation service for business by Mr. Wilmers. M&T paid $445,093 to the aviation service for use of the aircraft in 2014. M&T has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

Mr. King’s son-in-law, David Sivel, was hired as a non-executive officer employee of M&T Bank in November 2008. During 2014, he earned $169,598 as direct compensation. This compensation is comparable to that of employees performing similar functions at M&T Bank.

Mr. Sadler entered into a two-year consulting agreement with M&T effective July 1, 2014, pursuant to which he is paid a consulting fee of $200,000 per year.

Directors and executive officers of M&T and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2014 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectability or present other unfavorable features.

In accordance with applicable NYSE listing standards, the NCG Committee reviews, approves or ratifies all related party or affiliate transactions between M&T and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The NCG Committee determines whether a particular relationship serves the best interest of M&T and its shareholders and whether the relationship should be continued. In addition, M&T’s Code of Business Conduct and Ethics which is applicable to our directors, officers and employees, as well as to our agents and representatives, including consultants, requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T. The Code of Business Conduct and Ethics expects individuals to report any illegal or unethical behavior that they observe. In addition, as described in “Board Independence” under the section titled “CORPORATE GOVERANCE OF M&T BANK CORPORATION,” such related party or affiliate transactions are considered by the Board of Directors in its review of director independence.

PROPOSAL 2

APPROVAL OF THE MATERIAL TERMS OF THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN

Background and Purpose

In February 2009, the Board of Directors approved the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “Equity Incentive Compensation Plan”). M&T’s shareholders subsequently approved the Equity Incentive Compensation Plan on April 21, 2009. The purpose of the Equity Incentive Compensation Plan is to promote the success of M&T and its affiliates by providing incentives to their employees that will link their personal interests to the financial success of M&T and its affiliates and to growth in shareholder value. The Board of Directors and management believe that the ability to make incentive awards under the Equity Incentive Compensation Plan enhances M&T’s ability to attract and retain qualified employees. The Board of Directors also believes that it is in the best interest of M&T and its shareholders to recognize the contributions of its employees in the success of M&T by providing an incentive for such employees to continue their service with M&T and its affiliates. Furthermore, as described in the section titled “Compensation Discussion and Analysis”, as a part of M&T’s overall compensation policy, stock-based compensation is the most significant component of M&T’s total compensation program, particularly with respect to its executive officers. M&T utilizes stock-based compensation as an integral component of its compensation program, which allows M&T to maintain competitive total compensation levels and retain employees. M&T follows this approach to compensation in order to align its executives’ compensation with its shareholders.

Overview of the Equity Incentive Compensation Plan

The Equity Incentive Compensation Plan provides for awards of: options to purchase M&T common stock; restricted shares of M&T common stock which may be subject to both issuance and forfeiture conditions; restricted stock units entitling the grantee to cash or shares (or a combination of both) based upon the fair market value of M&T common stock on the date the payment is called for under the terms of the award; performance shares which are subject to performance goals and which entitle the grantee to receive a distribution in M&T common stock; performance units which are subject to performance goals and which entitle the grantee to receive a distribution in cash or M&T common stock (or a combination of both) based upon the terms of the award; or cash incentive awards based upon achievement of performance goals over a performance period.

Impact of Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) allows M&T to deduct compensation in excess of $1 million awarded under the Equity Incentive Compensation Plan to certain “covered employees” (as defined in Section 162(m)) in certain circumstances if M&T’s shareholders have approved the material terms of the Equity Incentive Compensation Plan no less frequently than every five years. These covered employees include M&T’s Chief Executive Officer and the next three highest compensated executive officers (excluding the chief financial officer) on the last day of the fiscal year. Treasury Regulations under Section 162(m) specify that the material terms to be approved by the shareholders include: (1)

who is eligible to participate in the Equity Incentive Compensation Plan; (2) a description of the business criteria on which the performance goals will be based; and (3) the maximum award payable to any participant. Because M&T’s shareholders last approved the material terms of the performance goals under the Equity Incentive Compensation Plan on April 21, 2009, we are presenting the material terms of the Equity Incentive Compensation Plan to the shareholders for approval at this Annual Meeting.

Summary Description of the Material Terms Required to be Approved

Below is a summary of the material terms of the Equity Incentive Compensation Plan required to be approved by our shareholders under Section 162(m). This summary does not purport to be a complete description of all of the provisions of the Equity Incentive Compensation Plan. It is qualified in its entirety by reference to the full text of the Equity Incentive Compensation Plan, which is included as Appendix A to this proxy statement.

Eligible Individuals

The NCG Committee selects the employees to participate in the Equity Incentive Compensation Plan. An employee means a selected employee of M&T or one of its subsidiaries whose performance is, in the judgment of the NCG Committee, directly or indirectly material to the success of M&T or an M&T subsidiary. As of December 31, 2014, 15,782 employees were eligible to participate in the Equity Incentive Compensation Plan and may be awarded grants of stock options, stock units, restricted stock, performance shares, performance units and cash. The selection of participants and the nature and size of awards is subject to the discretion of the NCG Committee.

Business Criteria Upon Which Performance Goals May Be Based

The NCG Committee determines the service and performance requirements, if any, related to each stock option, restricted stock award, restricted stock unit, performance share, performance unit or cash award. Not later than 90 days after the beginning of each performance period, the NCG Committee will establish performance goals applicable to performance awards. Performance goals may be based on one or more business criteria, one or more of our departments, branches, affiliates or divisions or may be based on the performance of M&T as a whole or the performance of one or more affiliates or a particular line of business and may, but do not have to be, based upon a change or an increase or positive result in a performance metric. Performance awards granted under the Equity Incentive Compensation Plan may contain such additional terms and conditions, not inconsistent with the terms of the Equity Incentive Compensation Plan, as the NCG Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m), such additional terms and conditions are not inconsistent with Section 162(m). When determining whether a performance goal has been satisfied for any period, the NCG Committee may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. To the extent that performance conditions under the Equity Incentive Compensation Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, subject to any objectively verifiable adjustment(s) permitted and pre-established by the NCG Committee in its sole discretion:

Business Criteria/Performance Goals

Earnings	Operating Profit

Earnings Growth	Cash Generation

Earnings per Share	Revenues

Improvement of Financial Ratings	Asset Quality

Internal Rate of Return	Return on Equity

Market Share	Return on Assets

Cash Flow	Return on Operating Assets

Operating Income	Cost Saving Levels

Operating Margin	Efficiency Ratio

Net Profit after Tax	Net Income

EBIT	Marketing Spending Efficiency

EBITA	Core Non-Interest Income

OBIT	Change in Working Capital

OBITDA	Return on Capital

Gross Profit	Shareholder Return

Stock Prices (including growth measures and total shareholder return)

Performance goals may be particular to an eligible individual or the department, branch affiliate, or division in which the eligible individual works, or may be based on the performance of M&T, one or more affiliates, M&T and one or more affiliates, or a particular line of business and may, but need not be, based upon a change or an increase or positive results in a performance metric but will cover the period as the NCG Committee specifies.

Limits on the Maximum Award Payable to Any Employee

The Equity Incentive Compensation Plan limits the aggregate awards to any single employee in any calendar year to 200,000 shares of common stock related to awards that are intended to qualify for the performance-based compensation exception under Section 162(m). Further, the maximum amount any single employee may be paid in respect of a cash incentive award for any calendar year may not exceed $2,000,000.

Qualified Performance-Based Compensation Under Section 162(m)

Certain types of compensation are excluded from the compensation subject to Section 162(m), including qualified performance-based compensation. In order for the Section 162(m) performance-based compensation exclusion to apply, the determination of whether the compensation is performance-based must be made on a grant-by-grant basis. Additionally, payment of the compensation must meet the following requirements: (1) the compensation must be contingent on the attainment of one or more “pre-established,” objective performance goals; (2) the performance goals must be set by the corporation’s compensation committee; (3) before payment, shareholders must approve the compensation terms, including the applicable performance goals and the maximum amount payable to any covered employee; and (4) before payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

Performance Goal Requirement

Pre-Established Goals

Qualified performance-based compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals. A performance goal is considered pre-established, if it is established in writing by the NCG Committee not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the NCG Committee actually establishes the goal. Performance goals can be based on one or more business criteria that apply to the individual, a business unit, or the corporation as a whole. A performance goal need not, however, be based upon an increase or positive result under a business criterion.

Objective Compensation Formula

A pre-established performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the employee if the goal is attained. A formula or standard is deemed to be objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee. A formula or standard must specify the individual employees or class of employees to which it applies.

Discretion

The terms of an objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. A performance goal is not discretionary merely because the NCG Committee reduces or eliminates the compensation or other economic benefit that was due upon attainment of the goal. The exercise of negative discretion with respect to one employee is not permitted to result in an increase in the amount payable to another employee.

Grant-by-Grant Determination

The determination of whether compensation satisfies the requirements of Section 162(m) must be made on a grant-by-grant basis.

Compensation Contingent Upon Attainment of Performance Goal

Compensation does not satisfy the requirements of Section 162(m) if the facts and circumstances indicate that the employee would receive all or part of the compensation regardless of whether the performance goal is attained.

Administration by Compensation Committee Requirement

The Equity Incentive Compensation Plan is administered by the NCG Committee. The NCG Committee has the sole authority to grant options, restricted stock, restricted stock units, performance shares, performance units, cash incentives and any combination thereof. The NCG Committee must consist of at least two directors, each of whom is a non-employee director as defined by Rule 16b-3 under the Exchange Act and each of whom must be an “outside director” for purposes of Section 162(m). The NCG Committee has the power, authority, and sole and exclusive discretion to construe, interpret and administer the Equity Incentive Compensation Plan, including the power and authority to make determinations relating to entitlements and to correct errors. The NCG Committee, among other things, determines:

—	the employees to receive grants;
—	the terms, conditions, form and amount (which need not be identical) of all awards;
—	the time or times at which awards may be granted or vest and any conditions which must be satisfied before an award is made, vests or is settled;
—	any objectives and conditions, including performance goals, for earning awards;
—	the terms of each award agreement and any amendments or modifications thereof;
—	whether the conditions for earning an award have been met and whether an award will be paid at the end of a performance period;
—	if, and when, and the terms on which and award may be deferred;
—	whether the amount or payment of an award should be reduced or eliminated; and
—	any “blackout” period that the NCG Committee deems necessary or advisable.

In performing these actions, the NCG Committee may take into account other factors as it deems equitable under the circumstances. The NCG Committee may delegate its authority, under certain instances, to M&T’s Chief Executive Officer, to other officers of M&T and/or to the M&T Bank Employee Benefit Plan Committee, including the right to grant awards, to the extent it deems necessary or advisable for the proper administration of the Equity Incentive Compensation Plan, consistent with the requirements of applicable law.

Shareholder Approval Requirement

The material terms of the performance goals under which the compensation is to be paid must be disclosed to and subsequently approved by the shareholders before the compensation is paid. The materials terms include: (1) the employees eligible to receive compensation; (2) a description of the business criteria on which the performance goal is based; and (3) either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained.

Certification of Performance Goals

The NCG Committee establishes the performance goals for qualified performance-based compensation awards as described above. After the period of service to which the performance goal relates, the NCG Committee certifies that the performance goal was satisfied before payment is made.

New Plan Benefits

The following sets forth certain information regarding equity awards made under the Equity Incentive Compensation Plan that is subject to shareholder approval. If the material terms of the Equity Incentive Compensation Plan are not approved by the shareholders, the following equity awards granted January 30, 2015 will be void and cancelled.

Equity Incentive Compensation Plan

Name and Position	Number of Performance-Vested Restricted Stock Units
Robert G. Wilmers, Principal Executive Officer	14,803
Mark J. Czarnecki, President and Chief Operating Officer	14,803
Kevin J. Pearson, Executive Vice President	10,384
Richard S. Gold, Executive Vice President and Chief Risk Officer	10,384

The NCG Committee also intends to establish a performance-based cash incentive program for 2015 performance for Messrs. Wilmers, Czarnecki, Pearson and Gold under the Equity Incentive Compensation Plan (the “2015 Section 162(m) Cash Incentive Program”) that will be structured to provide for payments that would be deductible under Section 162(m) as qualified performance-based compensation. The 2015 Section 162(m) Cash Incentive Program, when established by the NCG Committee, will be made subject to shareholder approval. If the material terms of the Equity Incentive Compensation Plan are not approved by the shareholders, the 2015 Section 162(m) Cash Incentive Program will be terminated and no cash incentive awards will be paid under the program.

Board of Director Recommendations to Shareholders

Federal income tax regulations under Section 162(m) require our shareholders to approve the material terms of the Equity Incentive Compensation Plan at least every five years. If the shareholders approve these material terms of the Equity Incentive Compensation Plan for participants who are expected to be covered employees, these terms may remain in effect without further shareholder approval, unless the NCG Committee changes the material terms. If the material terms of the Equity Incentive Compensation Plan for covered employees are not approved by the shareholders, then the Equity Incentive Compensation Plan, as described in this summary, will remain in full force and effect, but M&T may be unable to deduct awards to covered employees for federal income tax purposes and the awards granted to M&T’s covered employees on January 30, 2015, as discussed in the section titled “Compensation Discussion and Analysis”, will be void and cancelled. Further, the NCG Committee retains authority to develop and implement alternate means of fairly compensating executive officers, including the covered employees, whether or not the material terms of the Equity Incentive Compensation Plan are approved.

The Board of Directors recommends that shareholders approve (1) the continued use of the current criteria to determine who participates in the Equity Incentive Compensation Plan; (2) the business criteria on which performance goals are based; (3) the continued use of the current maximum limit on the aggregate awards to any single employee in any calendar year of 200,000 shares of common stock related to awards that are intended to qualify for the performance-based compensation exception under Section 162(m); and (4) the maximum amount to be paid to any single employee in respect of a cash incentive award for any calendar year to not exceed $2,000,000.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE

M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN.

PROPOSAL 3

ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2014 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking. Our executive compensation programs are described in detail in the sections titled “Compensation, Discussion and Analysis” and “Executive Compensation.”

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted on July 21, 2010, requires that all U.S. public companies provide their shareholders with an advisory vote on the compensation of its NEOs. On January 25, 2011, the SEC adopted final rules implementing this requirement. Therefore, as required by Section 14A of the Exchange Act, the Board of Directors is providing its shareholders with the right to cast an advisory vote on the compensation of M&T’s NEOs at the Annual Meeting.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the NEOs through the following resolution:

“RESOLVED, that the 2014 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The shareholder vote on this matter is “advisory,” meaning that it will serve as a recommendation to the Board of Directors, but will not be binding. Since 2011, the Board of Directors has provided an annual shareholder advisory vote on the compensation of M&T’s NEOs. The NCG Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of M&T Bank Corporation and 2014 Financial Performance

M&T Bank Corporation is a financial holding company that through its subsidiary banks offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers. As of December 31, 2014, M&T had consolidated total assets of $96.7 billion, deposits of $73.6 billion and shareholders’ equity of $12.3 billion, and employed 14,609 full-time and 1,173 part-time employees. M&T reported net income of $1.1 billion and diluted earnings per common share of $7.42 for the year ended December 31, 2014. The NCG Committee has traditionally based its compensation decisions on quantitative and qualitative measures, including net income, earnings per common share, return on assets, various capital ratios, composition of earnings, asset quality relative to the banking industry, responsiveness to the economic environment, achievement of business plans, and total return to shareholders. M&T’s financial performance in 2014 reflected elevated expenses associated with its regulatory compliance and other operational initiatives.

Overview and Objectives of Executive Compensation Programs

The objectives of M&T’s executive compensation programs are to attract talented staff, promote developmental skills and retain executive officers capable of maximizing performance for the benefit of M&T. Our long-standing compensation philosophy is to emphasize long-term, equity-based compensation for our NEOs and other employees. This philosophy allows us to align our compensation with performance in three important ways:

—	first, by explicitly linking the size and type of equity awards to be granted to the NEOs based on the past performance of M&T;
—	second, by tying the NEOs’ ultimate realized compensation to the future value of M&T common stock, based on the performance of M&T, in alignment with our shareholders, and by seeking to balance growth with prudent risk-taking, including through the use of performance-based restricted stock unit awards; and
—	third, through a culture of stock ownership and retention, including in accordance with M&T’s stock ownership guidelines, each NEO has a substantial financial stake tied to the long-term performance of M&T.

Senior Executive Incentive Compensation Structure—Enhanced Focus on Risk

Over the past several years, M&T has taken additional steps to enhance our incentive compensation arrangements by continuing to balance our compensation practices with appropriate incentives that do not encourage imprudent risk-taking. Our efforts to reduce risks through our compensation programs are part of our continuing effort to align our practices with the 2010 U.S. Interagency Guidance on Sound Incentive Compensation Policies (the “Interagency Incentive Compensation Guidance”). The Interagency Incentive Compensation Guidance emphasizes three key principles: (i) providing employee incentives that appropriately balance risk and reward; (ii) ensuring effective controls and risk-management related to incentive compensation practices; and (iii) supporting strong corporate governance related to incentive compensation practices, including active and effective oversight by the organization’s board of directors. In furtherance of these objectives, M&T has formalized its Senior Executive Incentive Compensation Structure, which is comprised of the following four elements:

Performance-Based Restricted Stock Units

Effective January 2014, M&T began awarding all equity-based compensation to our policy-making executive officers (including the NEOs) (sometimes referred to in this discussion as “Management Group”), as performance-based restricted stock units. Additionally, the NCG Committee awards performance–based restricted stock units to a group of senior officers who either manage a significant business line that may subject M&T to significant risk, or manage an area responsible for controlling significant risk within the organization. The NCG Committee believes that awarding equity-based compensation in the form of performance-based restricted stock units discourages excessive risk taking.

The NCG Committee, with the advice of management, determined that annual net operating return on average tangible common equity (“ROTCE”) is the appropriate performance measure by which to determine whether or not the restrictions on the performance-based restricted stock units will lapse each year, as this measure takes into account profitability, shareholder return and capital adequacy and therefore implicitly captures important risk factors. Each January prior to the annual grant of equity-based compensation, the NCG Committee will establish the ROTCE hurdle rate which must be met or exceeded for each vesting period of such award in order for the restrictions to lapse on the performance-based restricted stock units. Assuming each vesting period’s performance requirement is met, the restrictions on awards of performance-based restricted stock units will lapse equally over a three-year vesting period beginning from the date of grant. The performance-based restricted stock units will receive dividend equivalent payments if and when dividends are paid on the common stock, but they do not have voting rights during the restricted period.

Forfeiture Policy

In April 2013, the NCG Committee adopted the Policy for Alignment of Incentive Compensation with Risk (the “Forfeiture Policy”). The Forfeiture Policy sets forth the circumstances under which the NCG Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be cancelled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

Discretionary Incentive Award Guidelines

Notwithstanding the discretionary nature of the incentive awards granted to the NEOs, M&T formalized guidelines that are to be considered when making incentive award determinations in order to strengthen the link between such awards and M&T’s performance, including creation of shareholder value, as well as consideration of risk management metrics.

Stock Ownership Guidelines

M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock. However, in 2013 M&T implemented formal Stock Ownership Guidelines for our Management Group in order to further align the interests of our executive officers with those of our shareholders. The Stock Ownership Guidelines mandate that executive officers own a significant amount of common stock measured as a multiple of base salary as follows:

—	Chairman and Chief Executive Officer – five times annualized base salary;
—	Other NEOs – three times annualized base salary; and
—	Other members of Management Group – two times annualized base salary.

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable executive officer position, or the effective date of the Stock Ownership Guidelines, whichever is later. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through an M&T Retirement Savings Plan, and shares held as restricted stock, restricted stock units, or restricted stock awards, whether vested or unvested. Unexercised stock options do not count as shares held by an executive toward meeting these guidelines. As of the date of this proxy statement, all Management Group members meet the stock ownership requirements.

Enhanced Ability to Adjust Compensation in the Event of an Adverse Risk Outcome

Working together, the components of the Senior Executive Incentive Compensation Structure continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T, and provide an enhanced ability to adjust compensation in the event of adverse risk outcomes.

Process for Determining Executive Compensation

The NCG Committee is responsible for determining the compensation of our NEOs. As discussed below, the NCG Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers and considers the financial performance of M&T relative to that peer group as well as certain other factors, including our compensation mix strategy and individual and corporate performance, in determining the amount and mix of compensation to be paid to each NEO.

Compensation Review

On an annual basis, the NCG Committee compares compensation levels for each of the NEOs and M&T’s financial performance, to a group of commercial banking institutions of similar business makeup, size and geographic reach. M&T selected the nine commercial banking companies listed below, which group was determined by taking the group of U.S. based commercial bank holding companies having assets of at least $50 billion but not more than $200 billion as of December 31, 2013, and removing those that had a significantly dissimilar business mix, or had a substantial international presence:

BB&T Corporation (BBT)

Comerica Incorporated (CMA)

Fifth Third Bancorp (FITB)

Huntington Bancshares Incorporated (HBAN)

KeyCorp (KEY)

PNC Financial Services Group, Inc. (PNC)

Regions Financial Corporation (RF)

SunTrust Banks, Inc. (STI)

Zions Bancorporation (ZION)

The 2014 peer group is unchanged from 2013 and continues to include PNC Financial Services Group, Inc., notwithstanding the fact that it is outside the asset size criterion, due to its similar business makeup and presence in many of the markets where M&T Bank conducts commercial banking activities.

Consistent with its philosophy of providing incentives that link compensation to firm performance, in determining the appropriate mix of compensation among base salary, annual cash incentives and stock-based compensation, the NCG Committee assesses the performance of each NEO after the year is complete against certain applicable aspects of management’s annual business plan that is approved by the Board of Directors. The plan provides earnings-per-share growth, expense management, revenue growth, market concentration, credit quality measures and various other financial and risk performance measures. The NCG Committee assesses the performance of each NEO in light of the business plan and relative to the performance of the firms in the peer group.

The NCG Committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below:

Executive Officers	Factors Included Among NCG Committee Considerations
Chief Executive Officer	The NCG Committee, in consultation with the independent consultant, determines the compensation for the Chief Executive Officer based upon its review of various corporate goals and objectives, consisting primarily of management’s annual business plan.
NEOs other than the Chief Executive Officer	Recommendations of the Chief Executive Officer and other applicable members of Management Group, and an assessment of individual performance.
All NEOs	Financial performance of M&T (on a “net operating” basis, as defined by M&T) over the most recent fiscal year and prior years;
Achievement of M&T compared to its corporate, financial, strategic and operational objectives and business plans and compared to the performance of the peer group firms;
Cumulative shareholder return;
Performance relative to risk management objectives; and
Compensation of comparable executives at the peer group firms.

Role of Compensation Consultant

In both 2013 and 2014, the NCG Committee retained the services of McLagan, an Aon Hewitt company, to review the NEOs’ compensation and to provide insights for each of those years into the anticipated compensation levels within the peer group for 2013 and 2014 performance. This review included a review of the following components of NEO compensation:

—	base salaries;
—	annual cash incentives; and
—	long-term incentives, including stock-based compensation.

The review compared NEO compensation to the compensation of the peer group as determined by McLagan based on information provided by the peer group in the 2013 and 2014 proxy statements, surveys and other sources. The NCG Committee uses information about the peer group to help assess the competitiveness of M&T’s pay practices. McLagan also provided opinions to the NCG Committee regarding the reasonableness of the compensation determinations made with respect to the NEOs in January 2014 and January 2015. Additional information regarding McLagan and a description of the services provided by it and its affiliates to M&T during 2014, including the fees paid by M&T, is provided in the section titled “CORPORATE GOVERNANCE OF M&T BANK CORPORATION.”

Individual Performance Assessments

In addition to the overall performance metrics for M&T discussed above, the NCG Committee considered the following in assessing the performance of the NEOs during 2014 and the appropriate compensation levels and mix of compensation (base salary, annual cash incentive and stock-based compensation) to reflect that performance:

Mr. Wilmers. As Chief Executive Officer, Mr. Wilmers is responsible for M&T’s overall financial performance. M&T’s 2014 financial performance did not meet its business plan, due in part to elevated expenses associated with various regulatory compliance initiatives and investments in technology and operations. Mr. Wilmers’ continued focus on and accountability to M&T’s key priorities has allowed M&T to strengthen its regulatory compliance program.

Mr. Jones. As Chief Financial Officer, Mr. Jones led M&T’s continued efforts to strengthen its capital planning practices in response to regulatory changes. He was also instrumental in maintaining a strong (compared to the peer group) net interest margin. Effective January 3, 2014, Mr. Jones assumed enhanced responsibilities in connection with his appointment as a Vice Chairman of M&T Bank, including strategic oversight of the Wilmington Trust businesses.

Mr. Czarnecki. As President and Chief Operating Officer, Mr. Czarnecki is responsible for the day-to-day management of M&T. He also shares accountability with Mr. Wilmers for the overall financial results of M&T. Effective January 3, 2014, Mr. Czarnecki was appointed Chief Operating Officer of M&T and M&T Bank to reflect his enhanced management responsibilities.

Mr. Pearson. As head of M&T Bank’s senior loan committee, Mr. Pearson shares responsibility for M&T Bank’s continued strong credit quality in 2014 and strong credit performance relative to the peer group. Effective, January 3, 2014, Mr. Pearson assumed enhanced responsibilities in connection with his appointment as a Vice Chairman of M&T Bank.

Mr. Gold. Effective September 16, 2014, Mr. Gold was named Chief Risk Officer of M&T and Chief Risk Officer and a Vice Chairman of M&T Bank. As Chief Risk Officer, Mr. Gold maintains overall responsibility for M&T’s risk management functions. Under his leadership, M&T has made continued progress on the enhancement of its BSA/AML regulatory compliance program and its enterprise-wide risk framework.

Consideration of Shareholder Advisory Vote on Executive Compensation

The NCG Committee views the shareholder vote on executive compensation as an important expression of whether other shareholders agree with the NCG Committee’s decisions on how to align compensation with performance, particularly long-term performance. In connection with the shareholder advisory vote at the 2014 Annual Meeting of Shareholders, 98.6% of the shares that were voted on that matter approved of the compensation of the NEOs. The NCG Committee considered this to be a strong indication that other shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

Impact of TARP CPP on Executive Compensation Arrangements

During the financial crisis, specifically from 2009 through 2012, our ability to fulfill the objectives of M&T’s compensation programs and maintain our compensation philosophy was impacted by the rules governing executive compensation applicable to financial institutions that received investments from the U.S. Department of the Treasury pursuant to the Troubled Asset Relief Program. M&T participated in the Troubled Asset Relief Program under the Capital Purchase Program (the “TARP CPP”) from December 23, 2008 until August 21, 2012. During that time, the compensation rules of that program (the “TARP Compensation Standards”) affected the compensation our NEOs could receive. Beginning with fiscal year 2013, the TARP Compensation Standards no longer impacted the compensation of our NEOs and the next 20 most highly compensated employees.

Although M&T exited the TARP CPP as of August 21, 2012, the TARP Compensation Standards imposed restrictions that impacted the compensation of our NEOs for most of 2012 and are reflected in the Summary Compensation Table data presented for that year. The standard that had the largest impact on M&T’s compensation structure was the prohibition on paying cash bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to commission plans or certain preexisting employment contracts, to our NEOs and the next 20 most highly compensated employees.

Components of Executive Compensation

Consistent with M&T’s philosophy of aligning NEO compensation with the interests of shareholders, the NCG Committee historically tended to award a relatively higher percentage of compensation in the form of stock-based compensation than members of the peer group.

Based on the analysis performed by the NCG Committee’s compensation consultant in 2014 (for compensation paid during the 2013 performance year), the aggregate total compensation (total cash compensation plus stock-based compensation or other long-term incentives) of the NEOs, other than Mr. Wilmers, was approaching, or slightly above, the aggregate medians for comparable executives employed by the members of the peer group. Mr. Wilmers’ total compensation was in the bottom quartile of comparable executives employed by members of the peer group. In determining the appropriate level of compensation for the NEOs, the NCG

Committee focused on the total compensation of comparable positions within the peer group. We provide a brief explanation of the factors used to determine each component of the NEOs’ compensation in the sections that follow.

Salaries

Base salaries of the NEOs are determined by the NCG Committee based on a number of factors, including the scope of the executive’s responsibilities, historical base salaries of comparable executives employed by members of the peer group, and past and expected future contributions. During 2012, the NEOs’ base salaries included a stock salary component as a result of the TARP Compensation Standards. In considering the salaries for the NEOs in 2013, the NCG Committee considered it appropriate to eliminate the stock salary component because the TARP Compensation Standards were no longer applicable to M&T.

2014 Salary Determinations

The NCG Committee made base salary determinations for 2014 for the NEOs in January 2014. Given M&T’s performance in 2013, compared to both that of the peer group and its business plan, the individual performance of each of the NEOs as discussed above, and the increased responsibilities assumed by Messrs. Jones and Pearson, the NCG Committee determined that the total compensation of Messrs. Jones and Pearson should be increased and that the total compensation of Messrs. Wilmers and Czarnecki should remain flat. Considering the mix of compensation desired for the NEOs, the performance of each NEO and information about relative compensation levels at the peer group, the NCG Committee determined that the cash salaries of Messrs. Jones and Pearson each should be increased by $25,000. The cash salaries of Messrs. Wilmers and Czarnecki were not changed.

2015 Salary Determinations

The NCG Committee made base salary determinations for 2015 for the NEOs in January 2015. Given M&T’s performance in 2014, compared to both that of the peer group and its business plan, the individual performance of each of the NEOs as discussed above, and the increased responsibilities assumed by Messrs. Jones, Pearson and Gold, the NCG Committee determined that the total compensation of Messrs. Jones, Pearson and Gold should be increased and that the total compensation of Messrs. Wilmers and Czarnecki should remain flat for 2015. Considering the mix of compensation desired for the NEOs, the performance of each NEO and information about relative compensation levels at the peer group, the NCG Committee determined that the respective cash salaries should be increased as follows: Mr. Jones—$75,000; Mr. Pearson—$50,000; and Mr. Gold—$25,000. The NCG Committee determined that the cash salaries of Messrs. Wilmers and Czarnecki should remain unchanged for 2015, at the same level that they have been since 2013.

Incentive Compensation

Consistent with the objective of linking compensation to M&T’s performance for the benefit of M&T’s shareholders, in determining annual cash incentive and equity awards, the NCG Committee has historically assessed the following factors, without assigning specific weighting to any single factor:

—	M&T’s current and past performance compared to its business plans and other qualitative and quantitative factors;

—	M&T’s performance compared to the peer group for performance purposes;
—	the NEO’s individual performance, as discussed above;
—	with respect to equity awards, dilution and the market value of the common stock;
—	compensation information with respect to the peer group; and
—	M&T’s future prospects.

Annual Cash Incentives

Historically, the NEOs participated in the Annual Executive Incentive Plan, which plan provides for discretionary grants of cash awards to the NEOs as determined by the NCG Committee. As discussed above, the TARP Compensation Standards prohibited the payment of these types of cash awards, except pursuant to certain commission-based plans and preexisting employment contracts, to the NEOs and the next 20 most highly compensated employees. Because none of the NEOs receive commissions or have preexisting employment contracts, the NCG Committee could not, and did not, make any discretionary grants of cash awards to the NEOs in 2012 with respect to 2011 performance.

2014 Cash Incentive Award Determinations

Due to the discretionary structure of the Annual Executive Incentive Plan, the NEOs do not have, and historically have not had, target levels of awards or stated goals and payout levels under that plan. Consequently, the NCG Committee considered the following factors in making the awards in January 2015: (i) the performance of M&T during 2014 relative to its business plan and relative to the peer group for performance purposes; (ii) the contribution of each of the NEOs to that performance; and (iii) the expanded roles taken on by Messrs. Jones, Pearson and Gold during 2014 and their performance in fulfilling those enhanced responsibilities. Based upon these factors, the NCG Committee determined that it was appropriate to award each of the NEOs a cash incentive under the Annual Executive Incentive Plan for 2014 performance. This resulted in cash awards as follows: Messrs. Wilmers and Czarnecki—$425,000; Mr. Jones—$375,000; and each of Messrs. Pearson and Gold—$400,000. For Messrs. Wilmers, Czarnecki and Gold their cash awards were unchanged from the prior year, while each of Messrs. Jones and Pearson received modest increases.

Equity-Based Incentives

Also consistent with its philosophy of linking compensation to M&T’s performance for the benefit of M&T’s shareholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the M&T Bank Corporation 2009 Equity Incentive Compensation Plan. The NCG Committee determines the dollar value of equity awards to be made to the NEOs at its meeting in January of each year. Following that meeting, the equity awards are granted on the last business day of January. In making grants of equity awards, the NCG Committee generally assesses the following factors over a three-year period or longer:

—	The performance of M&T relative to prior years; and
—	The performance of M&T for the immediately preceding year relative to its business plan and the peer group for performance purposes.

Stock Options

Management and the NCG Committee historically believed that stock options were an effective long-term incentive because the holder could profit only if the value of M&T common stock increased. In the past, M&T utilized incentive stock options that complied with Section 422 of the Internal Revenue Code, to the maximum extent permitted. In making such awards in the past, the NCG Committee concluded that the potential tax advantages available to the NEOs with incentive stock options increased the likelihood that a NEO would hold the stock received upon exercise of a stock option. Typically, stock options vested over a four-year period, with 10% vesting one year after the date of grant, an additional 20% vesting two years after the date of grant, an additional 30% vesting three years after the date of grant, and the remaining 40% vesting four years after the date of grant. M&T has not granted stock options to any NEO or any member of Management Group since 2009.

Restricted Stock and Restricted Stock Units

Management and the NCG Committee believe that restricted stock and restricted stock units to be settled in stock also provide an effective long-term incentive because the value of the award can be further enhanced if the value of the common stock increases from the date of grant to the date restrictions lapse. The restrictions on awards of restricted stock or restricted stock units granted prior to 2014 will lapse based on the same service-based vesting schedule used for stock options. Restrictions on awards of restricted stock or restricted stock units made beginning in January 2014 will lapse on a pro-rata basis over three years. The restricted stock will receive dividends if and when dividends are paid on M&T common stock and will have voting rights during the restricted period. The restricted stock units will receive dividend equivalent payments if and when dividends are paid on the M&T common stock but they do not have voting rights during the restricted period. Beginning in 2009, for tax reasons, the NCG Committee determined to award restricted stock units to be settled in M&T common stock as a substitute for awards of restricted stock to employees who are eligible for retirement under the Qualified Pension Plan.

Performance-Based Restricted Stock Units

As discussed above, beginning in January 2014, M&T began awarding all equity-based compensation for the NEOs in the form of performance-based restricted stock units. The restrictions on the awards of such performance-based restricted stock units will lapse equally over a three-year vesting period beginning from the date of grant if the ROTCE hurdle rate established by the NCG Committee prior to the annual grant date is met or exceeded for each vesting period. The performance-based restricted stock units will receive dividend equivalent payments if and when dividends are paid on the common stock, but they do not have voting rights during the restricted period.

2014 Equity Awards

The NCG Committee granted equity awards to the NEOs in 2014 based on the assessment criteria discussed above in the form of performance-based restricted stock units. The aggregate value of long-term performance-based restricted stock units awarded to each of Messrs. Wilmers and Czarnecki was $1,675,000, and $1,175,000 was awarded to each of Messrs. Jones and Pearson. The total compensation opportunity for each NEO in 2014, consisting of his respective cash base salary, the annual cash incentive award earned for performance in 2013 and long-term restricted stock award, when compared to the total compensation opportunity in 2013, resulted in no increase for each of Messrs. Wilmers and Czarnecki and an increase of 5% for each of Messrs. Jones and Pearson.

2015 Equity Awards

The NCG Committee granted equity awards to the NEOs in 2015 based on the assessment criteria discussed above in the form of performance-based restricted stock units. The aggregate value of the long-term performance-based restricted stock units awarded to each of Messrs. Wilmers and Czarnecki was $1,675,000, and $1,175,000 was awarded to each of Messrs. Jones, Pearson and Gold. For Messrs. Wilmers, Czarnecki, Jones and Pearson, these equity awards were unchanged from 2014, while Mr. Gold received an increase of $375,000. The total compensation opportunity for each NEO in 2015, when compared to the total compensation opportunity in 2014, resulted in no increase for each of Messrs. Wilmers and Czarnecki, increases of 7% for each of Messrs. Jones and Pearson, and a 22% increase for Mr. Gold.

The performance-based long-term restricted stock awards were in the form of restricted stock units to be settled in stock, and were granted on January 30, 2015 in accordance with the Equity Incentive Compensation Plan. As discussed in more detail in Proposal 2, the Equity Incentive Compensation Plan was last approved by M&T’s shareholders upon its adoption in 2009. In order for M&T to continue to avail itself of the tax deduction for “performance-based compensation” pursuant to Section 162(m), the material terms of the Equity Incentive Compensation Plan must be approved by the shareholders no less frequently than every five years. As a result, the equity awards granted to Messrs. Wilmers, Czarnecki, Pearson and Gold on January 30, 2015, were made subject to shareholder approval of the material terms of the Equity Incentive Compensation Plan at the Annual Meeting. Assuming such shareholder approval is obtained, and that the requisite performance requirements are achieved, the restricted stock units granted on January 30, 2015 will be settled in M&T common stock on a pro-rata basis over the three years following the grant date. All such restricted stock units will generally be settled in M&T common stock upon the death or disability of a NEO, or upon a change-in-control of M&T. In the event of retirement, however, the settlement is contingent upon the achievement of the performance requirement for the performance period in which retirement occurs. The awards of restricted stock units granted on January 30, 2015 will be entitled to the receipt of any dividend equivalents paid on stock units.

The supplemental table below shows the mix of annual base salary, annual cash incentives and equity awards approved by the NCG Committee for each NEO in January 2015:

Summary of 2015 Executive Compensation Determinations

Named Executive Officer	2015 Base Salary	Bonus Paid in 2015 for 2014 Performance	Grant Date Fair Value of Stock Awards in 2015
Robert G. Wilmers	$950,000	$425,000	$1,675,000
René F. Jones	$700,000	$375,000	$1,175,000
Mark J. Czarnecki	$900,000	$425,000	$1,675,000
Kevin J. Pearson	$675,000	$400,000	$1,175,000
Richard S. Gold	$675,000	$400,000	$1,175,000

Perquisites and Other Personal Benefits

Generally, M&T provides limited perquisites to its NEOs. The perquisites that are provided are designed to assist a NEO in being productive and that management and the NCG Committee believe are consistent with our overall compensation program. Given the importance of developing business relationships for our success, our NEOs are reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes.

Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the NEOs participates in the defined benefit plan, except for Mr. Jones, who elected to have his benefit under the defined benefit plan frozen as of December 31, 2005, and to earn future benefits under the defined contribution plan. Mr. Jones made his election pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot otherwise be provided in the qualified plan due to Internal Revenue Service limits, however, total compensation recognized for this purpose is capped at $350,000. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement. Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not believe it is appropriate to provide the NEOs with severance packages beyond what is provided to employees of M&T generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (the “Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-in-control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change-in-control, except that M&T’s various stock-based compensation plans provide that, upon a change-in-control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change-in-control. Accelerating the vesting of stock-based compensation upon a change-in-control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.

Tax Matters

Section 162(m) and related regulations generally impose a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation, subject to certain exceptions. One exception is for “performance-based compensation” paid under shareholder approved plans. The executive officers to whom Section 162(m) applies, includes M&T’s Chief Executive Officer and the next three most highly compensated executive officers (other than the chief financial officer). The performance-based restricted stock units that were awarded to Messrs. Wilmers, Czarnecki and Pearson in January 2014 are intended to be deductible under Section 162(m) pursuant to the “performance-based compensation” exception. Likewise, the performance-based restricted stock units that were awarded to the NEOs (except for Mr. Jones) in January 2015 are also intended to be deductible under Section 162(m) pursuant to this exception, subject to shareholder approval of the material terms of the Equity Incentive Compensation Plan at the Annual Meeting. The 2015 Section 162(m) Cash Incentive Program to be established by the NCG Committee is also intended to be structured to provide for payments to the NEOs (except for Mr. Jones) that would be deductible under Section 162(m) pursuant to this exception, subject to shareholder approval of the material terms of the Equity Incentive Compensation Plan at the Annual Meeting. While the NCG Committee considers the desirability of limiting M&T’s non-deductible expenses as one factor when it makes compensation determinations, the NCG Committee believes in preserving its ability to award compensation to the NEOs that is not deductible under Section 162(m) for competitive purposes when it is in the best interest of M&T.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion, Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review, and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted on February 18, 2015 by the Nomination, Compensation and Governance Committee of the Board of Directors:

Brent D. Baird, Chairman

Robert T. Brady

Gary N. Geisel

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2014, 2013, and 2012. In 2014, the total compensation of M&T’s NEOs was impacted by certain changes in the assumptions underlying the calculation of the change in pension value and nonqualified deferred compensation earnings, including new mortality tables, as detailed in the accompanying footnote.

2014 Summary Compensation Table

Name and Principal Position	Yr.	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity In-centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(3) ($)	All Other Comp.(4) ($)		Total ($)
Robert G. Wilmers	2014	$950,000	$425,000	$1,675,103	$-	$-	$989,767	$183,549	(5)	$4,223,419
Principal Executive	2013	950,000	425,000	1,905,000	-	-	226,467	167,756		3,674,223
Officer	2012	1,850,000	195,000	750,106	-	-	330,487	232,073		3,357,666
René F. Jones	2014	$625,000	$375,000	$1,175,092	$-	$-	$56,870	$129,914	(6)	$2,361,876
Principal Financial	2013	600,000	300,000	1,303,000	-	-	-	117,276		2,320,276
Officer	2012	1,200,000	97,000	500,050	-	-	27,823	144,427		1,969,299
Mark J. Czarnecki	2014	$900,000	$425,000	$1,675,103	$-	$-	$342,579	$168,847	(7)	$3,511,529
President and Chief	2013	900,000	425,000	1,940,000	-	-	-	158,993		3,423,993
Operating Officer	2012	1,850,000	160,000	650,040	-	-	176,207	196,196		3,032,443
Kevin J. Pearson	2014	$625,000	$400,000	$1,175,092	$-	$-	$228,325	$112,887	(8)	$2,541,304
Executive	2013	600,000	300,000	1,275,000	-	-	-	103,652		2,278,652
Vice President	2012	1,150,000	125,000	550,047	-	-	116,671	136,395		2,078,113
Richard S. Gold	2014	$650,000	$400,000	$800,084	$-	$-	$208,484	$91,851	(9)	$2,150,419
EVP and	2013	-	-	-	-	-	-	-		-
Chief Risk Officer	2012	-	-	-	-	-	-	-		-

(1)	For the period January 3, 2010 through December 31, 2012, the NCG Committee determined to pay certain of its executive officers, including each of the NEOs, a portion of their base salary in common stock. This compensation arrangement was established to comply with the TARP Interim Final Rule. The cash and stock awards are included in the “Salary” column above and were awarded in the following amounts for 2012: Mr. Wilmers—$850,000 (cash); $1,000,000 (stock); Mr. Jones – $600,000 (cash); $600,000 (stock); Mr. Czarnecki—$800,000 (cash); $1,050,000 (stock); and Mr. Pearson—$600,000 (cash); $550,000 (stock).

(2)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs during 2014. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

(3)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the Qualified Pension Plan and Supplemental Pension Plan. The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2014 is calculated assuming the executive commences his accrued benefit earned through December 31, 2014 at normal retirement age. For the December 31, 2014 calculations, the mortality assumption beginning at normal retirement age is based upon the new Pension Plan Mortality Table (“RP-2014”) and generational projection using Mortality Improvement Scale (“MP-2014”) that were released by the Society of Actuaries in 2014. For the December 31, 2013 calculations, the mortality assumption beginning at normal retirement age is based on the Pension Protection Act of 2006 prescribed static mortality table as applicable for 2014. For the December 31, 2012 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table projected for 13 years.

The discount rate assumption is 3.75% for the December 31, 2012 calculations, 4.75% for the December 31, 2013 calculations, and 4.00% for the December 31, 2014 calculations.

Normal retirement age is age 65 for all participants. Mr. Wilmers is older than age 65; therefore, he is assumed to retire at his current age. It is assumed that the participants will elect the single life annuity form.

For the 2014 actuarial present value calculation of each NEO’s accumulated benefits, the following table details the change in value resulting from the impact of the change in mortality tables, the change in the discount rate and the amount of new benefit accruals in 2014 and existing benefits.

Name	New Mortality Tables	Discount Rate Change	New and Existing Benefit Accruals	Total Change in Present Value
Robert G. Wilmers	$542,690	$115,959	$331,118	$989,767
René F. Jones	$20,464	$29,305	$7,101	$56,870
Mark J. Czarnecki	$113,806	$135,158	$93,615	$342,579
Kevin J. Pearson	$72,428	$97,715	$58,182	$228,325
Richard S. Gold	$65,021	$85,678	$57,785	$208,484

(4)	Includes for each NEO: (i) an $11,700 contribution in 2014 to the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $4,050 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan (the “Supplemental Retirement Savings Plan”). Also includes, for Mr. Jones: (i) a $13,000 contribution to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $4,500 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan earned in 2014. Includes the following insurance premiums paid in 2014 in respect of term life insurance for the benefit of each of the following NEOs: Mr. Wilmers—$10,506; Mr. Jones—$2,622; Mr. Czarnecki—$4,902; Mr. Pearson—$2,622; and Mr. Gold—$690. Also includes dividends and dividend equivalents on unvested restricted stock and restricted stock units for 2014, 2013 and 2012 as follows: 2014: Mr. Wilmers—$112,485; Mr. Jones—$77,249; Mr. Czarnecki—$110,315; Mr. Pearson—$78,951; and Mr. Gold—$54,262. 2013: Mr. Wilmers—$102,239; Mr. Jones—$65,506; Mr. Czarnecki—$96,471; and Mr. Pearson—$69,650. 2012: Mr. Wilmers—$158,814; Mr. Jones—$91,647; Mr. Czarnecki—$145,966; and Mr. Pearson – $102,133.

(5)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.

(6)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.

(7)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation expenses, parking and meals. In 2014, Mr. Czarnecki had country club membership dues paid in the amount of $26,291; no other perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.

(8)	Perquisites for Mr. Pearson included tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

(9)	Perquisites for Mr. Gold included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Gold.

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2014.

2014 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
		Threshold	Target	Max.	Threshold	Target	Max.
Robert G. Wilmers	1/31/14	$-	$-	$-	-	-	-	15,022	-	$-	$1,675,103	(2)
René F. Jones	1/31/14	$-	$-	$-	-	-	-	10,538	-	$-	$1,175,092	(3)
Mark J. Czarnecki	1/31/14	$-	$-	$-	-	-	-	15,022	-	$-	$1,675,103	(2)
Kevin J. Pearson	1/31/14	$-	$-	$-	-	-	-	10,538	-	$-	$1,175,092	(2)
Richard S. Gold	1/31/14	$-	$-	$-	-	-	-	7,175	-	$-	$800,084	(3)

(1)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs during 2014. The grant date fair values are calculated in accordance with FASB ASC Topic 718.

(2)	Vesting of the stock awards granted to Messrs. Wilmers, Czarnecki and Pearson in 2014 occurs on a graduated basis with 33% vesting on January 31, 2015, an additional 33% vesting on January 31, 2016 and the remaining 34% vesting on January 31, 2017. Each vesting is contingent on M&T Bank Corporation achieving a pre-established return on tangible common equity (the “Performance Requirement”). If the Performance Requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change-in-control. In the case of the stock awards granted to Messrs. Wilmers, Czarnecki and Pearson in 2014, termination of employment as a result of death, disability or change-in-control results in immediate vesting of any unvested portion of the award. Termination of employment as a result of retirement also results in accelerated vesting of any unvested portion of the award on the next scheduled vesting date, but only if the Performance Requirement is met for performance period in which retirement occurs. If the Performance Requirement is not met for the performance period in which retirement occurs, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The portion of the stock award that is scheduled to vest in any performance period following retirement will vest if the Performance Requirement is met for that performance period, or if the Performance Requirement is not met for that performance period, will not vest and will be forfeited unless otherwise determined by the NCG Committee.

(3)	Vesting of the stock awards granted to Messrs. Jones and Gold in 2014 occurs on a graduated basis with 33% vesting on January 31, 2015, an additional 33% vesting on January 31, 2016 and the remaining 34% vesting on January 31, 2017. Each vesting is contingent on M&T Bank Corporation achieving a pre-established return on tangible common equity. If the Performance Requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2014 for the NEOs.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Un- exercised Options Exercisable (#)	Number of Securities Underlying Un- exercised Options Un- exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert G. Wilmers						41,867	$5,259,333	$-	$-
René F. Jones	13,168	-	-	$108.93	1/17/16
	15,740	-	-	121.31	1/31/17
	28,392	-	-	91.28	1/31/18
						28,685	$3,603,410	$-	$-
Mark J. Czarnecki	36,225	-	-	$108.93	1/17/16
	52,466	-	-	121.31	1/31/17
	94,638	-	-	91.28	1/31/18
						41,083	$5,160,846	$-	$-
Kevin J. Pearson	21,353	-	-	$108.93	1/17/16
	27,982	-	-	121.31	1/31/17
	50,474	-	-	91.28	1/31/18
						29,211	$3,669,486	$-	$-
Richard S. Gold	13,143	-	-	$108.93	1/17/16
	12,942	-	-	121.31	1/31/17
	6,996	-	-	111.34	4/30/17
	23,344			91.28	1/31/18
						19,979	$2,509,762	$-	$-

(1)	Vesting of stock awards granted to the NEOs in 2011 occurs on a graduated basis with 30% vesting on January 31, 2013, an additional 30% vesting on January 31, 2014 and the remaining 40% vesting on January 31, 2015. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2013) or a change-in-control. Vesting of the stock awards granted the NEOs in 2012 occurs on a graduated basis with 30% vesting on January 31, 2014, an additional 30% vesting on January 31, 2015, and the remaining 40% vesting on January 31, 2016. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2014) or a change-in-control.

Also see footnotes (2) and (3) to the table set forth under the section “2014 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2014.

Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2014 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2014 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert G. Wilmers	-	$-	8,247	$921,830
René F. Jones	-	$-	6,154	$686,574
Mark J. Czarnecki	44,960	$909,990	8,283	$924,077
Kevin J. Pearson	-	$-	6,481	$723,019
Richard S. Gold	10,765	$146,368	4,776	$532,865

(1)	Based upon the difference between the closing price of M&T’s common stock on the NYSE on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2014 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
Robert G. Wilmers	Qualified Pension Plan(2)	31	$3,324,585	$-
	Supplemental Pension Plan(2)(4)	31	589,360	-
René F. Jones	Qualified Pension Plan(2)	13	$206,365	$-
Mark J. Czarnecki	Qualified Pension Plan(2)	34	$1,155,926	$-
	Supplemental Pension Plan(2)(4)	34	284,214	-
Kevin J. Pearson	Qualified Pension Plan(2)	25	$648,591	$-
	Supplemental Pension Plan(2)(4)	25	133,268	-
Richard S. Gold	Qualified Pension Plan(2)	25	$595,509	$-
	Supplemental Pension Plan(2)(4)	25	123,536	-

(1)	The assumptions used to calculate the present value of accumulated benefits are the same as those used for FASB ASC Topic 715 financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2014 is calculated assuming the executive commences his accrued benefit earned through December 31, 2014 at normal retirement age. For the December 31, 2014 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2014 mortality table and generational projection using scale MP-2014. For the December 31, 2013 calculations, the mortality assumption beginning at normal retirement age is based on the PPA prescribed static mortality table as applicable for 2014.

The discount rate assumption is 4.75% for the December 31, 2013 calculations and 4.00% for the December 31, 2014 calculations.

Normal retirement age is age 65 for all participants. Mr. Wilmers is older than age 65; therefore, he is assumed to retire at his current age. It is assumed that the participants will elect the single life annuity form.

(2)	The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account (the “Qualified RAA:), in which qualifying participants are credited a percentage of total pay based on length of service. Under the current formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Wilmers, Czarnecki, Pearson and Gold elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006, but has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)	The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

(4)	As described in footnote 2 above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Wilmers, Czarnecki, Pearson and Gold elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T maintains a defined contribution nonqualified Retirement Accumulation Account that is designed to provide participants with contributions that cannot be provided under the Qualified Retirement Accumulation Account because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2014 and was credited with a contribution for 2014 as reported below under the discussion of 2014 Nonqualified Deferred Compensation Plans.

Explanation of Pension Benefits Table

The Pension Benefits table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2014.

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2014 of the annual benefit that was earned by the NEOs as of December 31, 2014, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits table. Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the Pension Benefits table and in the narrative below.

Qualified Pension Plan

Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2014, Messrs. Jones, Pearson and Gold were not eligible for early retirement.

Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan

The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the Internal Revenue Code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-

time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2014 with respect to nonqualified deferred compensation plans for the NEOs.

2014 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Robert G. Wilmers	Supplemental 401(k)	$10,500	$4,050	$64,188	$-	$713,472
	Supplemental RAA	-	-	-	-	-
	Deferred Bonus Plan	-	-	-	-	-
René F. Jones	Supplemental 401(k)	$38,500	$4,050	$24,779	$-	$273,355
	Supplemental RAA	-	4,500	2,222	-	46,898
	Deferred Bonus Plan	-	-	-	-	-
Mark J. Czarnecki	Supplemental 401(k)	$10,500	$4,050	$12,077	$-	$272,665
	Supplemental RAA	-	-	-	-	-
	Deferred Bonus Plan	-	-	-	-	-
Kevin J. Pearson	Supplemental 401(k)	$10,500	$4,050	$18,118	$-	$194,079
	Supplemental RAA	-	-	-	-	-
	Deferred Bonus Plan	-	-	-	-	-
Richard S. Gold	Supplemental 401(k)	$10,500	$4,050	$5,054	$-	$160,635
	Supplemental RAA	-	-	-	-	-
	Deferred Bonus Plan	-	-	4,287	19,035	80,426

(1)	The Supplemental 401(k) contributions were based on the NEOs’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.

(2)	This column represents M&T matching contributions attributable to contributions made to the Supplemental 401(k) during 2014 by the NEOs and contributions by M&T to the Supplemental RAA attributable to 2014 based on compensation earned and service performed during the year. The contribution by M&T to the Supplemental 401(k) and the Supplemental RAA attributable to 2014 was made after December 31, 2014 and is not reflected in the aggregate year-end balance for each NEO. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2014. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and common stock as described below. Investment returns on those funds and common stock ranged from -9.63% to 13.65% for the year ended December 31, 2014.

(4)	This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans

M&T maintains two nonqualified deferred compensation plans: the Supplemental Retirement Savings Plan and the M&T Bank Corporation Deferred Bonus Plan. The Deferred Bonus Plan was frozen effective January 1, 2010.

The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T in that it consists of two parts: a Supplemental 401(k) Plan and a Supplemental Retirement Accumulation Account Plan. The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Code on compensation that can be recognized under a tax-qualified plan. The Supplemental Retirement Savings Plan provides unfunded, nonqualified benefits to select management based on compensation in excess of the Internal Revenue Code limit for tax-qualified plans up to a maximum creditable compensation level of $350,000.

Under the tax-qualified 401(k) (or Qualified 401(k) Plan) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All NEOs participate in the Qualified 401(k) Plan.

Under the tax-qualified Retirement Accumulation Account (“Qualified RAA”) of the Retirement Savings Plan, a participant will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA are subject to a five-year cliff vesting schedule. As explained in the discussion of the 2014 Pension Benefits table, Mr. Jones is the only NEO who participates in the Qualified RAA, and he is fully vested in the benefits under the plan based on his years of service.

The Deferred Bonus Plan was frozen effective January 1, 2010 and does not allow any new deferrals of bonuses into that plan. Prior to January 1, 2010, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T to defer all or a portion of an annual bonus they received under an M&T bonus or incentive plan.

Supplemental Retirement Savings Plan - Supplemental 401(k) Plan

The Supplemental 401(k) Plan provides unfunded, nonqualified benefits to select members of management and highly compensated employees of M&T. All of the NEOs participate in the Supplemental 401(k) Plan.

For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to the Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and includes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan. The maximum creditable compensation for the plan in any year is $350,000.

A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.

Supplemental Retirement Savings Plan - Supplemental Retirement Accumulation Account Plan

The Supplemental Retirement Accumulation Account (the “Supplemental RAA”) portion of the Supplemental Retirement Savings Plan (the “Supplemental RSP”) is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the Internal Revenue Code. Mr. Jones is the only NEO who participates in the Supplemental RAA.

For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on plan compensation under the Qualified RAA if the Internal Revenue Code limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the Qualified RAA. Mr. Jones was credited with $4,500 for the 2014 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Benefits under the Supplemental RAA are payable in the first quarter of 2015 and benefits under the Supplemental 401(k) are paid in the fourth quarter of 2014. Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.

Deferred Bonus Plan

Through December 31, 2009, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T to defer all or a portion of an annual bonus award they received under an M&T bonus or incentive plan. Deferrals under the Deferred Bonus Plan were discontinued as of December 31, 2009, although Mr. Gold has an account in the Deferred Bonus Plan as of December 31, 2014 resulting from prior years’ deferrals, and he received a cash distribution under the plan in accordance with an election made under the plan in 1998.

When the Deferred Bonus Plan was active, an eligible employee could elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant could elect to defer such amount for a period of 5 to 20 years and could elect to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.

Potential Payments Upon Termination or Change-in-Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the event that either of the following had occurred on December 31, 2014: (i) an involuntary termination of employment or (ii) a change-in-control event accompanied by an involuntary termination of employment.

2014 Post-Employment Benefits(1)

Name	Severance Pay(2)	Health Benefit Coverage	Value of Equity Awards	Total Benefits Upon Involuntary Termination	Total Benefits Upon Involuntary Termination Preceded by Change-in-Control Event
Robert G. Wilmers	$1,900,000	$40,806	$5,259,333	$1,940,806	$7,200,139
René F. Jones	$1,250,000	$17,134	$3,603,410	$1,267,134	$4,870,544
Mark J. Czarnecki	$1,800,000	$15,491	$5,160,846	$1,815,491	$6,976,337
Kevin J. Pearson	$1,250,000	$25,627	$3,669,486	$1,275,627	$4,945,113
Richard S. Gold	$1,300,000	$17,947	$2,509,762	$1,317,947	$3,827,709

(1)	In the event of an involuntary termination of employment, NEOs are entitled to the accelerated vesting of equity awards only if such involuntary termination is preceded by a change-in-control event.

(2)	Assumes the NEO would receive the maximum potential severance of 104 weeks of cash base salary.

Severance Pay Plan

M&T maintains the Severance Pay Plan which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

—	the continuation of his cash base salary for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and
—	the continuation of certain benefits during the period in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

Under M&T’s various equity compensation plans, upon a change-in-control or death, disability or retirement, all employees, including the NEOs, would be immediately vested in any outstanding awards that were unvested at the time of the change-in-control or death, disability or retirement. See also, footnote (2) to the table set forth under the section titled “2014 Grants of Plan-Based Awards” for vesting schedule restrictions.

PROPOSAL 4

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2015

On February 17, 2015, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2015, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2015. In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in M&T’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2015.

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2014 and 2013, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2014	2013
Audit Fees	$3,215,496	$3,186,218
Audit-Related Fees	925,165	911,360
Tax Fees	87,000	90,000
All Other Fees	109,136	5,981
Total	$4,336,797	$4,193,559

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2014 and 2013, for its review of M&T’s quarterly consolidated financial statements during 2014 and 2013, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2014 and 2013.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2014 and 2013. Of the audit-related fees billed for the years ended December 31, 2014 and 2013, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2014 and 2013. Of the tax fees billed for the years ended December 31, 2014 and 2013, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the year ended December 31, 2014 consisted of fees billed by PricewaterhouseCoopers LLP primarily for internal audit risk assessment services and research software licensing. All other fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2013 consisted solely of research software licensing. All fees billed in this category for the years ended December 31, 2014 and 2013 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2014, PricewaterhouseCoopers LLP billed $40,000 for a mortgage servicing report that was reimbursed by an outside mortgage company, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $17,000 for Form 5500 preparation fees. For the year ended December 31, 2013, PricewaterhouseCoopers LLP also directly billed certain investment funds sponsored by a subsidiary of M&T a total of $12,800 for Form 5500 preparation fees.

The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2014 and 2013 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next regularly scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2014 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of such charter can be accessed on M&T’s website at ir.mandtbank.com/corpgov.cfm. During 2014, the Audit Committee met nine times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2014 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in PCAOB Auditing Standard No. 16, (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of M&T’s financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 20, 2015. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 17, 2015 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair

Patrick W.E. Hodgson

Richard G. King

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On June 30, 2014, M&T renewed its directors’ and officers’ liability insurance policy until June 30, 2015. The premium, including commissions, for this renewal is $1,329,305. The policy is issued by U.S. Specialty Insurance Company, and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

APPENDIX A

M&T BANK CORPORATION

2009 EQUITY INCENTIVE COMPENSATION PLAN

Article 1

Establishment, Purpose, and Duration

1.1. Establishment of the Plan. On February 17, 2009, the Board of Directors of the Company adopted the Plan, subject to the approval of its shareholders, which permits the grant of short-term and long-term incentive and other stock and cash awards.

1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Affiliates by providing incentives to Eligible Persons that will link their personal interests to the financial success of the Company and its Affiliates and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Eligible Persons.

1.3. Duration of the Plan. The Plan was approved by the Board on February 17, 2009, shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 12.1, until all Shares subject to it shall have been issued according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 2

Definitions

2. Definitions. Certain terms used in the Plan have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.

2.2. “Award” means an Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or an Incentive Award, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

2.3. “Award Agreement” means a written agreement or other document (which may be provided in the form of a plan or program) evidencing an Award under the Plan, including any amendment or modification thereof, that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.

2.4. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5. “Cause” means, unless otherwise provided in an Award Agreement: (a) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Participant’s duties, or (c) willful and deliberate failure on the part of the Participant to perform such Participant’s duties in any material respect.

Notwithstanding the general rule of Section 3.2, following a Change-in-Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.6. “Change-in-Control” shall have the meaning set forth in Appendix A.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.8. “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer the Plan or to make or administer specific Awards hereunder consisting of three or more outside, independent members of the Board who shall be (a) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act (or any successor rule), (b) to the extent required by Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) qualified to administer the Plan as contemplated by any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded). If no appointment is in effect at any time, “Committee” means the Nomination, Compensation and Governance Committee of the Board.

2.9. “Common Stock” means a share of the Company’s common stock, par value $0.50 per share.

2.10. “Company” means M&T Bank Corporation, and any successor thereto.

2.11. “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award is earned by such Participant.

2.12. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 6.

2.13. “Date of Grant” means the date on which an Award is granted under the Plan.

2.14. “Disability” means, unless otherwise provided in an Award Agreement, totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or an Affiliate entitling an Employee to long-term disability benefits, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor section).

2.15. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock or other equity interests of the Affiliate) or a sale of a division of the Company and its Affiliates.

2.16. “Eligible Person” means officers and employees of the Company or any of its Affiliates, and prospective officers and employees who have accepted offers of employment from the Company or its Affiliates, or a former trustee of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonqualified stock options under the M&T Bank Corporation 1983 Stock Option Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

2.17. “Employee” means any person who is an employee of the Company or an Affiliate.

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.19. “Exercise Price” means the price per Share at which an Option may be exercised.

2.20. “Fair Market Value” on or as of any date shall mean an amount equal to the then fair market value of a Share, as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, Fair Market Value shall be the closing price for a Share, as of the relevant date, as reported on such securities exchange or automated dealer quotation system, or if there are no sales on such date, on the next preceding day on which there were sales. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, in accordance with the requirements of Section 409A of the Code.

2.21. “Incentive Award” has the meaning specified in Section 9.1.

2.22. “Incentive Stock Option” or “ISO” means an Option granted under the Plan that the Committee designates as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

2.23. “Nonqualified Stock Option” or “NQSO” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

2.24. “Option” means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

2.25. “Option Period” means the period during which an Option may be exercised.

2.26. “Participant” means an Eligible Person to whom an Award has been granted hereunder.

2.27. “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or shareholder return and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code.

2.28. “Performance Period” shall have the meaning ascribed to it in Section 8.2.

2.29. “Performance Share” means an Award granted pursuant to Article 8 and settled only in Shares.

2.30. “Performance Unit” means an Award granted pursuant to Article 8 and settled in cash, Shares or a combination thereof.

2.31. “Period of Restriction” means the period during which (a) restrictions are imposed on Shares of Restricted Stock or (b) a Restricted Stock Unit becomes vested.

2.32. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33. “Plan” means the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, as amended from time to time.

2.34. “Restricted Stock” means an Award described in Section 7.2(a).

2.35. “Restricted Stock Unit” means an Award described in Section 7.2(b).

2.36. “Retirement” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Termination of Service for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) of a Participant while an Employee of the Company or an Affiliate on or after attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate determined in accordance with the Company’s tax qualified defined benefit pension plan (regardless of whether such Participant participates in such plan).

2.37. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.38. “Shares” means a share of the Company’s common stock, par value $0.50 per share.

2.39. “Specified Employee” means any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Company and its Affiliates, as determined by the Company (or the Affiliate, in the event that the Affiliate and the Company are not considered a single employer under Sections 414(b) or 414(c) of the Code) in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve month period ending on each December 31st. All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to paragraph (5) thereof) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve month period that begins on the following April 1st.

2.40. “Ten-Percent Shareholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.41. “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services (including as a director) for, the Company and any of its Affiliates. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered a Termination of Service. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” means a “separation from service” as defined under Section 409A of the Code.

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

Article 3

Administration

3.1 Authority of the Committee. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the plenary authority and discretion to:

(a) Determine the Eligible Persons to whom it grants Awards;

(b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, or any combination thereof, are to be granted hereunder;

(c) Determine the terms, conditions, form and amount (which need not be identical) of all Awards, including the Exercise Price of Options and the number of Shares covered by Awards;

(d) Determine the time or times at which Awards may be granted or vest and any conditions which must be satisfied before an Award is made, vests or is settled;

(e) Determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

(f) Establish any objectives and conditions, including Performance Goals, for earning Awards;

(g) Determine the terms of each Award Agreement and, subject to the provisions of Article 12, any amendments or modifications thereof;

(h) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(i) Determine if, when, and the terms on which, an Award may be deferred;

(j) Determine whether the amount or payment of an Award should be reduced or eliminated;

(k) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(l) Establish guidelines and/or procedures for the payment or exercise of Awards;

(m) Interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(n) Establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(o) Otherwise administer the Plan.

In performing these actions, the Committee may take into account the nature of the services rendered or to be rendered by an Eligible Person, his present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.

3.2 Decisions Binding. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Award Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Affiliates, its shareholders, employees, Participants, Eligible Persons, and their respective successors and assigns, including to the extent applicable their estates and beneficiaries, and, except as provided in Section 2.5, such determinations and decisions shall not be reviewable. Except in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or in order to comply with Section 3.7, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.3 Delegation of Certain Responsibilities. The Committee may delegate its authority under Section 3.1 hereof and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan and is consistent with the requirements of applicable law; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer, to other officers of the Company and/or to the M&T Bank Employee Benefit Plans Committee (or any similar or successor committees) its authority under Article 3, including the right to grant Awards, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Eligible Persons who, at the time of such action, are (a) Covered Employees or (b) subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4 Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

3.6 Award Agreements. Each Award under the Plan (a) shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and (b) shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article 12 hereof.

3.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).

Article 4

Common Stock Subject to Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan shall not exceed 4,000,000 Shares plus the number of Shares that remain available for issuance under the M&T Bank Corporation 2005 Incentive Compensation Plan as of the Effective Date (the “Predecessor Plan”) (increased by any Shares subject to any award (or portion thereof) outstanding under the Predecessor Plan on the Effective Date which Shares are not issued due to the subsequent termination, expiration, forfeiture or lapse of such award). Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or Treasury Shares, including Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. To the extent that Shares subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the Shares covered by the Award are not issued to a Participant, then such Shares shall immediately again be available for issuance under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. Upon the approval of the Plan by shareholders, no further grants will be made under the Predecessor Plan.

(a) Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates shall not reduce the number of Shares available for issuance under the Plan.

(b) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under the Plan may be issued pursuant to Options granted hereunder; provided that the number of Shares that may be issued under the Plan pursuant to Options which are Incentive Stock Options shall be limited to 4,000,000 Shares; and

(ii) The maximum number of Shares with respect to which a single Participant may be granted Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code during any calendar year is 200,0000 Shares. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

4.2 Capital Events and Adjustments. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make an equitable and proportionate substitution or adjustment as it deems appropriate to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Article 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the Exercise Price of outstanding Options, in order to preserve the value of Awards as a result of such Share Change or Corporate Transaction. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which substantially all shareholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option shall conclusively be equitable, proportionate and appropriate); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities); provided that, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any such adjustment shall be made solely to the extent permitted under Section 409A of the Code. In addition, in the event of a Share Change or Corporate Transaction, the Committee shall adjust in a manner it deems appropriate the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission; provided, however, that no such modification shall be made if the effect would be to cause an Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code to fail such exception.

Article 5

Eligibility and Participation

5.1 Eligibility. Awards may be granted only to Eligible Persons; provided that, any Award that constitutes a “stock right,” within the meaning of Section 409A of the Code, shall only be granted to Eligible Individuals with respect to whom the Company is an “eligible issuer of service recipient stock,” under Section 409A of the Code.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Person shall have any right (a) to be granted an Award or to be granted any particular type of Award or (b) to be granted a subsequent Award under the Plan if previously granted an Award.

Article 6

Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the terms of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; provided, however, that ISOs may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2 Option Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that identifies the Option as either a NQSO or an ISO, and specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in Article 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Unless the Award Agreement specifies that the Option is intended to be an ISO within the meaning of Section 422 of the Code, the Option shall be a NQSO, the grant of which is not intended to be subject to the provisions of Code Section 422.

6.3 Option Price. The Exercise Price of an Option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the authority granted to the Committee pursuant to Sections 3.1, 12.1 and 12.2 of the Plan, once an Option is granted, neither the Board nor the Committee shall have authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price without the approval of the Company’s shareholders if and to the extent required by any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded), except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.4 Option Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder on the Date of Grant) from its Date of Grant.

6.5 Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. The Committee may at any time accelerate the exercisability of any Option.

6.6 Payment of Exercise Price. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Options. The Exercise Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, to the extent permitted by applicable law, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the Exercise Price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification, payment of the Exercise Price and satisfaction of the applicable taxes, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been satisfied. Except as otherwise provided in Section 6.9 below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16.7, and (iii) has paid in full for such Shares and satisfied all applicable tax obligations.

6.7 Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to a Section 422 Employee who, on the Date of Grant is a Ten-Percent Shareholder, shall have an Exercise Price which is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

(c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution or (b) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option is permissibly transferred pursuant to Section 6.8, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

Article 7

Restricted Stock and Restricted Stock Units

7.1. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock or Restricted Stock Units under the Plan to such Eligible Persons and in such amounts and on such terms and conditions as it shall determine.

7.2. Nature of Awards.

(a) Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(b) Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

7.3. Award Agreement. Each grant of Restricted Stock and Restricted Stock Units under the Plan shall be subject to an Award Agreement specifying the terms and conditions of the Award. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions or vesting and settlement, as applicable, to be contingent upon the continued performance of services and/or the achievement of one or more specified Performance Goals.

7.4. Transferability. Restricted Stock Units and Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.

7.5. Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Units and Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.6. End of Period of Restriction. Except as otherwise provided in Articles 7 and 10, after the last day of the Period of Restriction, (a) Shares of Restricted Stock shall become nonforfeitable and freely transferable by the Participant and (b) subject to Section 16.12, Restricted Stock Units shall vest and be immediately settled. Once the Shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed.

7.7. Voting Rights Applicable to Shares of Restricted Stock. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.8. Dividends and Other Distributions.

(a) Except as otherwise provided by the Committee and subject to the provisions of Section 4.2, during the Period of Restriction Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares. Except as otherwise provided by the Committee, cash dividends with respect to the Restricted Stock will be currently paid to the Participant and, subject to the limitations imposed under Article 4, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. If any Shares of Restricted Stock are forfeited, the Participant shall have no right to future dividends or other distributions with respect to such Restricted Stock.

(b) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the Participant shall be entitled to receive current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares underlying the Award.

Article 8

Performance Shares and Performance Units

8.1. Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares and Performance Units granted to each Participant and the terms and conditions thereof.

8.2. Value of Performance Shares and Performance Units. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Period”). Prior to each grant of Performance Shares or Performance Units, the Committee shall establish an initial number of Shares for each Performance Share and Performance Unit granted to a Participant for that Performance Period. Prior to each grant of Performance Shares and Performance Units, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a number of Shares for the Performance Shares, or an amount of cash, number of Shares, or a combination thereof for the Performance Units, awarded for such Performance Period. With respect to the Performance Goals utilized during a Performance Period, the Committee may assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a distribution of Shares in respect of Performance Shares awarded, or a distribution of Shares, amount of cash or a combination thereof in respect of the Performance Units awarded.

8.3. Payment of Performance Shares and Performance Units. After a Performance Period has ended, (a) the holder of a Performance Share shall be entitled to receive a distribution of Shares in respect of Performance Shares awarded and (b) the holder of a Performance Unit shall be entitled to receive a distribution of Shares, payment of cash or a combination thereof in respect of Performance Units awarded, in each case, at the level and on the terms and conditions determined by the Committee. In addition, with respect to Performance Shares and Performance Units granted to any Covered Employee, no distribution of Shares or payment of cash shall be made hereunder except upon the Committee’s written certification of the extent to which the applicable Performance Goal or Goals have been satisfied.

8.4. Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of a Performance Share or Performance Unit, at any time or from time to time, including but not limited to the Performance Goals provided, that:

(a) No such adjustment shall be made if the effect would be to cause an Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code to fail such exception; and

(b) With respect to an Award, other than a Stock Option, that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the Committee may not accelerate the Performance Period or the vesting of the Award held by a Covered Employee except on account of the Participant’s death, disability or a Change-in-Control.

Notwithstanding the foregoing provisions of Section 8.4, any adjustments made pursuant to Section 8.4 to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in a manner such that the Award shall comply or continue to comply with the requirements of Section 409A of the Code.

8.5. Nontransferability. No Performance Shares or Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.

Article 9

Incentive Awards

The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall provide that:

(a) Amounts earned by and paid to Participants under Incentive Awards will be based upon achievement of Performance Goals over a Performance Period as established by the Committee, which for a Covered Employee shall not be inconsistent with Section 162(m) of the Code, subject to the Committee’s authority to reduce, but not increase, such amount;

(b) Performance Goals, and the maximum, target and/or threshold (as applicable) Incentive Award payable upon attainment thereof, must be established by the Committee within the time limits required by Section 162(m) of the Code to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code;

(c) The maximum amount any Participant may be paid in respect of an Incentive Award for any calendar year shall not exceed $2,000,000;

(d) Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares; and

(e) Except as provided in Section 10.2(f), no Incentive Award may be paid to a Covered Employee until the Committee has certified the level of attainment of the applicable Performance Goals.

Article 10

Termination of Service or Services as a Participant

10.1. Termination of Service Other Than Due to Death, Disability, Cause or Retirement. Subject to Sections 10.4 and 16.12, if the employment or service of a Participant shall terminate for any reason other than death, Disability, Cause or Retirement:

(a) Each vested Option held by the Participant may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) a period of 90 days following the date of termination. Any Option that is unvested as of the date of termination that is held by the Participant shall be immediately cancelled and terminated;

(b) Any unvested shares of Restricted Stock and Restricted Stock Units, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c) All Performance Shares and Performance Units shall be forfeited and no payment shall be made with respect thereto; and

(d) No amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee.

10.2. Termination of Service Due to Death, Disability or Retirement. Subject to Sections 10.4 and 16.12, in the event the employment or service of a Participant is terminated by reason of death, Disability or Retirement:

(a) Each Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) one year following the date of termination due to death, Disability or Retirement;

(b) Any remaining Period of Restriction applicable to Restricted Stock, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable;

(c) Any remaining Period of Restriction applicable to Restricted Stock Units, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Restricted Stock Units shall immediately vest and be settled; provided that, notwithstanding the foregoing, with respect to each such Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, upon the Participant’s Disability, the Restricted Stock Units shall immediately vest but shall not be settled until the earlier of: (i) the Participant’s death; (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code; (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement; or (iv) a Change-in-Control that constitutes a “change-in-control event” within the meaning of Section 409A of the Code.

(d) Each Restricted Stock Award where vesting is conditioned upon the achievement of Performance Goals and each Performance Share Award held by the Participant shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Award shall terminate and, subject to Section 11.2, the number of Shares of Restricted Stock earned in accordance with the previous sentence shall become free of restrictions and be freely transferable at the end of the Period of Restriction specified in the Award Agreement that would be applicable to the Participant if he or she had not incurred a Termination of Service during the Performance Period, and each such Performance Share Award shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period;

(e) Each Restricted Stock Unit where vesting is conditioned upon the achievement of Performance Goals and each Performance Unit shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Unit Award shall terminate and, subject to Section 11.2, the number of Restricted Stock Units earned in accordance with the previous sentence shall immediately become vested but shall not be settled until the end of the Period of Restriction specified in the Award Agreement that would be applicable to the Participant if he or she had not incurred a Termination of Service during the Performance Period, and each such Performance Unit shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period; and

(f) No amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee. The Committee, in its sole discretion, may provide, to the extent permitted under Section 162(m) of the Code, that in the case of a Covered Employee’s death, disability or a Change-in-Control during a Performance Period (or such other situations as permitted under Section 162(m) of the Code), that the Incentive Award may be paid either during or after the Performance Period without regard to actual achievement of the Performance Goals.

10.3. Termination of Service for Cause. Subject to Section 10.4, in the event of a Termination of Service of a Participant by the Company for Cause, any Awards then held by a Participant shall be immediately forfeited by the Participant and cancelled.

10.4. Effect of Termination of Service. Notwithstanding any other provision of the Plan to the contrary, the consequences on each Award held by a Participant in the event of Termination of Service shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which consequences may differ from the provisions of Sections 10.1, 10.2 and 10.3 above. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award upon a Termination of Service shall be determined in accordance with Section 10.1, 10.2 or 10.3.

Article 11

Change-in-Control

11.1. Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change-in-Control, (a) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested, (b) the restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable and (c) the restrictions applicable to any Restricted Stock Units shall lapse and such Restricted Stock Unit shall become fully vested and settled, provided that, with respect to any Restricted Stock Unit Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, unless the Change-in-Control constitutes a “change-in-control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the earliest of: (i) the Participant’s death, (ii) subject to Section 16.12, the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

11.2. Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change-in-Control, all Awards granted under the Plan which are subject to Performance Goals, including Performance Shares, shall be immediately settled and paid out; provided that, with respect to each Award of a Restricted Stock Unit or Performance Unit that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, unless the Change-in-Control constitutes a “change-in-control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the earliest of: (a) the Participant’s death, or (b) subject to Section 16.12, the Participant’s “separation from service” within the meaning of Section 409A of the Code and (c) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement. Unless otherwise provided in the Award Agreement, the amount of the payout shall be based on the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been satisfied through the end of the month immediately preceding the effective date of the Change-in-Control.

Notwithstanding the foregoing, no amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee.

11.3 Special Change-in-Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Service of a Participant by the Company or an Affiliate, other than for Cause, during the one-year period following a Change-in-Control, any Option held by the Participant as of the date of the Change-in-Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised, until the earlier of (i) the expiration date of such Option, or (ii) one year after the date of such Termination of Service.

Article 12

Amendment, Modification, Substitution and Termination

12.1. Amendment, Modification and Termination of Plan. The Board or the Committee may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that, after the shareholders of the Company have approved the Plan, the Board or the Committee shall not amend the Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires shareholder approval of the amendment, and (b) a Participant whose Award is affected by such amendment, if the amendment would materially and adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent that such approval is required by applicable law or by the listing standards of the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed), (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of Shares which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

12.2. Amendment or Modification of Awards. Subject to the terms and conditions of the Plan, the Committee may amend or modify the terms of any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid; provided, that no amendment or modification of an Award shall, without the consent of the Participant, materially and adversely alter or impair any of the Participant’s rights or obligations under the Award.

12.3. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 4.1, except to the extent the Committee determines that counting such Awards is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

12.4. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 12.1 above, amendment or modification of an Award pursuant to Section 12.2 above, or substitution of awards pursuant to Section 12.3 above shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 13

Foreign Employees

Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

Article 14

Shareholder Approval

The Plan, and any amendments hereto requiring shareholder approval pursuant to Article 12, are subject to approval by vote of the shareholders of the Company at the next annual meeting of shareholders following adoption by the Board.

Article 15

Withholding

Notwithstanding any other provision of the Plan to the contrary, the Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements (including the Participant’s FICA obligation), and the Company and any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Affiliates, an amount sufficient to satisfy such federal, state, local and foreign taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. To the extent provided in the applicable Award Agreement and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering Shares to the Company.

Article 16

General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee. Except as expressly provided in the Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

16.2. Neither the adoption of the Plan nor its submission to the Company’s shareholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of shareholder approval upon the same.

16.3. The interests of any Eligible Person under the Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Award Agreement.

16.4. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

16.5. Except as otherwise provided under the Plan, a Participant or beneficiary thereof shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

16.6. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York without giving effect to the conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

16.7. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted), and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

16.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

16.9. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange (or such other stock exchange or automated dealer quotation system on which the Shares are traded). No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be rounded down, forfeited or otherwise eliminated.

16.10. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16.11. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan; provided, further, that with respect to any Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, in no event shall any assets be transferred to any such rabbi trust with respect to any Participant during any period in which any plan maintained by the Company and its Affiliates are in a “Restricted Period,” within the meaning of Section 409A(b)(3) of the Code.

16.12. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to such Award upon the Participant’s Termination of Service shall be delayed if the Participant is a Specified Employee until the earlier of (a) the first day of the seventh month following the Participant’s Termination of Service and (b) the Participant’s death.

16.13. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

16.14. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or services of any individual at any time.

Appendix A

“Change-in-Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of Appendix A, the following acquisitions shall not constitute a Change-in-Control: (i) any acquisition directly from the Company, (ii) any acquisition of between 20% and 40%, inclusive, of the Outstanding Company Common Stock or the Outstanding Company Voting Securities if the Board approves such acquisition either prior to or immediately after its occurrence, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (v) any acquisition by any corporation controlled by the Company or (vi) any acquisition by any corporation pursuant to a transaction that complies with clauses (c)(A), (c)(B) and (c)(C) of Appendix A; or

(b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of an Affiliate of the Company shall not by itself constitute a “Change-in-Control.”

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

YOUR CONTROL NUMBER IS LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on April 21, 2015.

Vote by Internet • Go to www.investorvote.com/MTB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors of M&T Bank Corporation recommends a vote FOR the following proposals.

1. TO ELECT 13 DIRECTORS FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

	For	Withhold		For	Withhold		For	Withhold	+

01 - Brent D. Baird	☐	☐	02 - C. Angela Bontempo	☐	☐	03 - Robert T. Brady	☐	☐

04 - T. Jefferson Cunningham III	☐	☐	05 - Mark J. Czarnecki	☐	☐	06 - Gary N. Geisel	☐	☐

07 - John D. Hawke, Jr.	☐	☐	08 - Patrick W.E. Hodgson	☐	☐	09 - Richard G. King	☐	☐

10 - Melinda R. Rich	☐	☐	11 - Robert E. Sadler, Jr.	☐	☐	12 - Herbert L. Washington	☐	☐

13 - Robert G. Wilmers	☐	☐

		For	Against	Abstain	Meeting Attendance

2.	TO APPROVE THE MATERIAL TERMS OF THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN.	☐	☐	☐	Mark box to the right if you plan to attend the Annual Meeting.	☐

3.	TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	Materials Preference Mark box to the right if you prefer to access your Annual Reports and Proxy Statements online via the Internet instead of receiving them in the mail.	☐
4.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2015.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION A ON THIS SIDE AND SECTION C ON THE REVERSE SIDE OF THIS CARD. COMPLETE SECTION B, IF APPLICABLE. PLEASE SIGN AND DATE ON REVERSE SIDE.

■	1 U P X	+

01ZQKG

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at:

http://ir.mandtbank.com/proxy.cfm

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — M&T BANK CORPORATION	+

Annual Meeting of Shareholders — April 21, 2015, 11:00 a.m. (EDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward M. D’Alba, James A. Fox and Francis J. Greenburger as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 21, 2015, at 11:00 a.m. (EDT), and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.

B	Change of Address

Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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